                            SCHEDULE 14A INFORMATION


           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Filed by registrant /X/

Filed by a party other than registrant / /

Check the appropriate box:

     / /  Preliminary proxy statement

     /X/  Definitive proxy statement

     / /  Definitive additional materials

     / /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12




                          MORRISON KNUDSEN CORPORATION
                (Name of Registrant as Specified in Its Charter)



                                STEPHEN G. HANKS
              Executive Vice President - Finance and Administration
                     (Name of Person Filing Proxy Statement)




Payment of filing fee (Check the appropriate box):

     /X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
          14a-6(j)(2).

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11.

               (1) Title of each class of securities to which transaction applies: ___________________________________________________

               (2)  Aggregate number of securities to which transaction applies:
                    ____________________________________________________________

               (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1) ____________
                    ____________________________________________________________

               (4)  Proposed maximum aggregate value of transaction: ___________
                    ____________________________________________________________

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and date of its filing.

               (1)  Amount previously paid: ____________________________________

               (2)  Form, schedule or registration statement no.: ______________

               (3)  Filing party: ______________________________________________

               (4)  Date filed: ________________________________________________

- - - - -------------------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS - MAY 12, 1994




TO THE STOCKHOLDERS OF MORRISON KNUDSEN CORPORATION:

     You are cordially invited to attend the Annual Meeting of Stockholders of Morrison Knudsen Corporation ("Company") to be held at the Four Seasons Hotel, 120 East Delaware Place, Chicago, Illinois, on Thursday, May 12, 1994, at 3:00 p.m. for the following purposes:

     1.   To elect four directors of the Company.

     2. To approve the Morrison Knudsen Corporation Chief Executive Officer Incentive Plan.

     3.   To approve the Morrison Knudsen Corporation Stock Compensation Plan.

     4. To ratify the selection of Deloitte & Touche as independent auditors of the Company for the current fiscal year.

     5. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on March 18, 1994 are entitled to notice of and to vote at the meeting and at any and all adjournments thereof. If you are unable to attend the meeting in person, you are urged to sign, date and return the enclosed proxy as it is necessary that holders of a majority of the outstanding shares be present, in person or by proxy, in order to obtain a quorum for the meeting. The proxy may be returned in the accompanying self-addressed envelope which requires no postage if mailed in the United States.

      Dated: April 4, 1994

                                             BY ORDER OF THE BOARD OF DIRECTORS
                                             Stephen G. Hanks
                                             Executive Vice President -
                                               Finance and Administration

                               ------------------

     The Company's 1993 Annual Report is being mailed to stockholders and accompanies these proxy materials. The Annual Report contains financial and other information about the Company, but is not incorporated in the Proxy Statement and is not to be deemed a part of the proxy soliciting material.

                          MORRISON KNUDSEN CORPORATION
                             Morrison Knudsen Plaza
                         P.O. Box 73, Boise, Idaho 83729

                              --------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 12, 1994

                              --------------------

                               GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Morrison Knudsen Corporation ("Company"), a Delaware corporation, for use at its Annual Meeting of Stockholders to be held at the Four Seasons Hotel, 120 East Delaware Place, Chicago, Illinois, on Thursday, May 12, 1994, at 3:00 p.m., and at any and all adjournments thereof. Any proxy delivered pursuant to this solicitation may be revoked by the person giving it at any time prior to the exercise thereof (i) by filing a revocation instrument with the Secretary of the Company, (ii) by delivering a duly-executed proxy bearing a later date or (iii) by appearing at the meeting and voting in person.

     This Proxy Statement and the related proxy are first being mailed to stockholders commencing on or about April 4, 1994.

     VOTING RIGHTS AND VOTE REQUIRED. Stockholders of record on March 18, 1994, the record date, are entitled to vote at the meeting. On that date, 33,022,099 shares of common stock were outstanding and entitled to vote.

     Under the Delaware General Corporation Law and the Company's Certificate of Incorporation, for each share of common stock held, each stockholder is entitled to cast one vote for each nominee for each of the four directorships to be filled. On all other matters each stockholder is entitled to cast one vote for each share of common stock held. The four nominees for director receiving the highest number of votes cast will be elected whether or not any one of them receives the vote of a majority of the shares represented and entitled to vote at the meeting. Ratification of the appointment of Deloitte & Touche as independent auditors and each of the other business items will each require the affirmative vote of a majority of the shares of common stock represented and entitled to vote at the meeting. Abstentions are counted for purposes of determining the number of shares represented and entitled to vote at the meeting. However, abstentions are not counted in determining the number of shares voting "FOR" an item of business and, therefore, have the same effect as a vote "AGAINST" a business item. Broker nonvotes are counted for purposes of determining the number of shares represented and entitled to vote at the meeting; however, the shares represented thereby are not voted and do not represent a vote either "FOR" or "AGAINST" an item of business.

     VOTING OF PROXIES. The shares of common stock represented by all properly executed proxies received in time for the meeting will be voted in accordance with the directions given by the stockholders. If no instructions are given, the shares will be voted (i) FOR each of the nominees named herein, or their respective substitutes, as directors; (ii) FOR approval of the Morrison Knudsen Corporation Chief Executive Officer Incentive Plan; (iii) FOR approval of the Morrison Knudsen Corporation Stock Compensation Plan and (iv) FOR ratification of Deloitte & Touche as independent auditors.

     The management knows of no business to be brought before the meeting other than the matters described in this Proxy Statement. However, if any other matters of which management is not now aware are properly presented for action, it is the intention of the proxy holders named in the enclosed proxy to vote on such matters in accordance with their discretion pursuant to such proxy.

     TABULATION AND CONFIDENTIAL VOTING. Pursuant to the Bylaws and policies of the Company, representatives of Chemical Trust Company of California have been appointed to serve as independent Inspectors of Election to supervise the voting of shares for the Annual Meeting of Stockholders. The Inspectors of Election will decide all questions respecting the qualification of voters, the validity of the proxies and the acceptance or rejection of votes. None of the Inspectors of Election is an officer, employee or stockholder of the Company. In addition, the Company has engaged Chemical Trust Company of California to receive, inspect, tabulate and maintain the confidentiality of proxies. The votes of stockholders will be held in confidence except (i) when disclosure is mandated by the laws of the state of Delaware, (ii) in the case of a contested election or vote of stockholders or (iii) when a stockholder expressly requests otherwise.

                            BUSINESS TO BE TRANSACTED


1.   ELECTION OF DIRECTORS.

     The Board of Directors of the Company is divided into three classes, as nearly equal in number as possible. Each class serves three years, with terms of office of the respective classes expiring in successive years. The term of office of four directors expires at the 1994 Annual Meeting. One of the incumbent 1994 class directors, Mr. Gunnar E. Sarsten, Chairman and Chief Executive Officer of MK International, is retiring from the Board of Directors after nearly four years of distinguished service with the Company and will not stand for reelection. Mr. Zbigniew Brzezinski, who was recently elected to the Board of Directors to replace the retired Mr. Harold Andersen, will fill the vacancy in the 1994 class caused by Mr. Sarsten's departure from the Board and will stand for election to the Board of Directors as part of the class whose term of office will continue until 1997. In connection with the retirement of Messrs. Andersen and Sarsten, the Board has taken action to reduce by one member the size of the Board and in the 1996 class of which Mr. Andersen was a member, effective as of the election of the nominees for director at the Annual Meeting. The proxies solicited hereby cannot be voted to elect more than four directors at the Annual Meeting.

     It is the intention of the proxy holders named in the enclosed proxy to vote such proxies for the four nominees first named below, all of whom currently are directors, to hold office until the 1997 Annual Meeting and until their successors are elected and qualified.

     If it is determined prior to the meeting that any nominee will be unable to serve as a director, the proxy holders reserve the right to substitute a nominee and vote for another person of their choice in the place and stead of any nominee unable so to serve, unless the Board of Directors reduces the size of the membership of the Board of Directors prior to the meeting to eliminate the position of any such nominee.

     There were four Board of Directors meetings held during the last fiscal year. All directors and nominees attended at least 75% of the aggregate of the 1993 meetings of the Board of Directors and all committees on which such persons served. Certain information with respect to the nominees and continuing directors given below has been furnished by the respective nominees and continuing directors.

                                                                                             SERVED AS          COMMON SHARES
                                      PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE           A DIRECTOR       BENEFICIALLY OWNED
NAME                      AGE                    FOR PREVIOUS 5 YEARS(1)                       SINCE       AS OF JANUARY 17, 1994(2)
- - - - ------------------------------------------------------------------------------------------------------------------------------------
NOMINEES FOR
TERMS OF OFFICE TO
CONTINUE UNTIL 1997
- - - - -------------------

William J. Agee            56      Chairman, President and Chief Executive Officer of          1981                395,089(4)
                                   the Company.(3)

Zbigniew Brzezinski        66      Counselor, Center for Strategic and International           1994                  2,400
                                   Studies, Washington, D.C.; Professor of American
                                   Foreign Policy at the Paul Nitze School of Advanced
                                   International Studies, The John Hopkins University,
                                   Washington, D.C.; and President, Z.B., Inc.
                                   (International Affairs Consulting Firm),
                                   Washington, D.C.

Peter S. Lynch             50      Trustee, Fidelity Group of Mutual Funds and Vice            1988                 19,000
                                   Chairman, FMR Corp. (Mutual Fund and Pension
                                   Management Firm), Boston, Massachusetts. Formerly,
                                   Portfolio Manager, Fidelity Magellan Fund, Boston,
                                   Massachusetts.(5)

Gerard R. Roche            62      Chairman of the Board, Heidrick & Struggles, Inc.           1990                 12,000
                                   (International Executive Search Firm), New York,
                                   New York.(6)

                                                                                             SERVED AS          COMMON SHARES
                                      PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE           A DIRECTOR       BENEFICIALLY OWNED
NAME                      AGE                    FOR PREVIOUS 5 YEARS(1)                       SINCE       AS OF JANUARY 17, 1994(2)
- - - - ------------------------------------------------------------------------------------------------------------------------------------
DIRECTORS WHOSE
TERMS OF OFFICE
CONTINUE UNTIL 1996
- - - - -------------------

John Arrillaga             57      Partner, Peery-Arrillaga (Commercial Real Estate            1990                 14,000(7)
                                   Development), Santa Clara, California.

Christopher B. Hemmeter    54      Partner, Hemmeter Partners, and Chairman, Hemmeter          1988                 14,000(9)
                                   Enterprises, Inc. (Real Estate Development), Denver,
                                   Colorado.(8)

Robert A. McCabe           59      President, Pilot Capital Corporation (Private Equity        1972                 12,806(11)
                                   Financing), New York, New York.(10)

DIRECTORS WHOSE
TERMS OF OFFICE
CONTINUE UNTIL 1995
- - - - -------------------

Lindsay E. Fox             56      Chairman, Linfox Group (Trucking and Warehousing),          1992                  8,000
                                   Melbourne, Australia.(12)

Irene C. Peden             68      Professor of Electrical Engineering at the University       1990                 12,200(13)
                                   of Washington, Seattle, Washington. Formerly, Director
                                   of Electrical and Communications Systems, the National
                                   Science Foundation, Washington, D.C.

John W. Rogers, Jr.        36      Founder and President, Ariel Capital Management, Inc.       1993                  5,000(15)
                                   (Institutional Money Management and Investment Advisor
                                   Firm), Chicago, Illinois.(14)

Peter V. Ueberroth         56      Managing Director, The Contrarian Group, Inc.               1989                 22,350(17)
                                   (Business Management Company), Newport Beach,
                                   California.(16)

(1)None of the companies listed below is a parent, subsidiary or affiliate of the Company.

(2)For purposes of this table, shares are considered to be "beneficially" owned if the person directly or indirectly has the sole or shared power to vote or direct the voting of the securities or the sole or shared power to dispose of or direct the disposition of the securities; and a person is considered to be the beneficial owner of shares if that person has the right to acquire beneficial ownership of the shares within 60 days of January 17, 1994.

(3)Mr. Agee also serves as a director for MK Gold Company.

(4)As of January 17, 1994, there were credited to Mr. Agee's account under the Supplemental Savings Plan 11,104 phantom stock units which are not included in the above total.

(5)Mr. Lynch also serves as a director for W.R. Grace & Co.

(6)Mr. Roche is Chairman of the Board for Heidrick & Struggles, Inc., a company which performs general executive search services for the Company.

(7)As of January 17, 1994, there were credited to Mr. Arrillaga's account under the Non-Employee Directors Deferred Compensation Plan 3,631 phantom stock units, which are not included in the above total.

(8)Mr. Hemmeter also serves as Chairman of the Board for Resort Income Investors, Inc. and Chairman for Grand Palais Enterprises, Inc.

(9)As of January 17, 1994, there were credited to Mr. Hemmeter's account under the Non-Employee Directors Deferred Compensation Plan 6,405 phantom stock units, which are not included in the above total.

(10)Mr. McCabe also serves as a director for Church & Dwight Co., Inc., Neutrogena Corporation, Thermo Electron Corporation,Thermo Instruments Systems, Inc. and Borg-Warner Security Corp.

(11)As of January 17, 1994, there were credited to Mr. McCabe's account under the Non-Employee Directors Deferred Compensation Plan 19,026 phantom stock units, which are not included in the above total.

(12)Mr. Fox also serves as a director for Coles Myer Limited, Prime Group Holdings Limited and Premier Investments Limited.

(13)As of January 17, 1994, there were credited to Mrs. Peden's account under the Non-Employee Directors Deferred Compensation Plan 1,199 phantom stock units, which are not included in the above total.

(14)Mr. Rogers also serves as a director for American National Bank and Trust Company of Chicago, Aon Corporation and the National Association of Securities Dealers.

(15)As of January 17, 1994, there were credited to Mr. Rogers' account under the Non-Employee Directors Deferred Compensation Plan 20 phantom stock units, which are not included in the above total.

(16)Mr. Ueberroth also serves as Chairman for Adia Services, Inc., and as a director for The Coca-Cola Company, CB Commercial Group and Transamerica Corporation.

(17)As of January 17, 1994, there were credited to Mr. Ueberroth's account under the Non-Employee Directors Deferred Compensation Plan 5,931 phantom stock units, which are not included in the above total.

     EXECUTIVE COMPENSATION AND NOMINATING COMMITTEE. The Executive Compensation and Nominating Committee ("Compensation Committee") reviews and adjusts the salaries of the principal officers and key executives of the Company and recommends nominees for membership to the Board of Directors. The Compensation Committee also administers the Company's executive compensation and benefit plans. The Compensation Committee meets at such times as may be deemed necessary by the Board of Directors or the Compensation Committee. There were four meetings held in 1993. Members of the Compensation Committee in 1993 were P. V. Ueberroth (Chairman), L. E. Fox, C. B. Hemmeter, R. A. McCabe and G. R. Roche. On February 8, 1994, the Board changed Mr. Roche's committee assignment and appointed him a member of the Audit Committee.

     AUDIT COMMITTEE. The primary function of the Audit Committee is to facilitate communications among outside auditors, internal auditors and the Board of Directors. The Audit Committee also reviews financial statements, internal controls and procedures and the scope and results of audits. The Audit Committee meets at such times as may be deemed necessary by the Board of Directors or the Audit Committee. There were two meetings held in 1993. Members of the Audit Committee in 1993 were P. S. Lynch (Chairman), J. Arrillaga, I. C. Peden and J. W. Rogers, Jr. On February 8, 1994, the Board changed Mr. Arrillaga's committee assignment and appointed him a member of the Compensation Committee.

     DIRECTOR COMPENSATION. Non-employee directors receive a retainer fee of $5,000 per quarter, plus $1,000 for each day of attendance at a Board of Directors meeting and $500 for each standing or special committee meeting attended. Committee chairmen receive an additional $3,000 per year. During 1993 the following amounts were received(1) by members of the Board of Directors:
Mrs. Peden $26,000 and Messrs. Arrillaga $26,000, Fox $27,000, Hemmeter $26,000, Lynch $28,000, McCabe $26,500, Roche $24,500, Rogers $26,000 and Ueberroth $33,000. Directors who are employees of the Company receive no additional compensation for serving as directors.

     Non-employee directors may also participate in the Company's group health and dental plan, group life insurance plan and group travel accident insurance plan. The Company pays all costs associated with the non-employee directors' participation in the group plans, although such costs are imputed as taxable income to the directors. During 1993, Mrs. Peden, Messrs. Lynch, McCabe, Roche, Rogers and Ueberroth participated in some or all of the group plans.

     STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS. The Company's Stock Option Plan for Non-Employee Directors was approved by stockholders of the Company on April 30, 1990. The purpose of the plan is to encourage the highest level of performance from members of the Board of Directors who are not employees of the Company by providing non-employee directors with a proprietary interest in the financial success of the Company. Under the plan, non-employee directors are granted discounted options to purchase the Company's common stock. Each current non-employee director has been granted an option to purchase 12,000 shares of common stock. The purchase price per share for shares covered by the option award is equal to 50% of the fair market value of common stock on the date of grant. Options granted under the plan are non-transferable and non-assignable by the participant other than by will or by the laws of descent and distribution.

     The options granted under the plan vest over a three-year period in annual increments of one-third on each anniversary of the date of grant for participants who continue to serve on the Board of Directors. If a participant ceases to be a non-employee director for any reason except termination for cause, all vested options then held are exercisable for a period of three years and all unvested options terminate 30 days after the participant ceases to be a non-employee director. If a participant is terminated for cause, all vested options are exercisable for a period of 30 days and all unvested options automatically terminate.

     RETIREMENT PLAN FOR NON-EMPLOYEE DIRECTORS. In order to attract and retain qualified outside directors, the Company maintains the Retirement Plan for Non-Employee Directors. The plan provides that non-employee directors are eligible for a retirement benefit if they retire from the Board (i) at age 55 or above with at least five years of service, (ii) at any age with at least 15 years of service or (iii) after becoming disabled while serving. An eligible non-employee director who becomes disabled or who retires from the Board is entitled to receive an annual benefit over a period of time equal to the number of months such eligible non-employee director served on the Board (not to exceed 180 months). The amount of such annual benefit is equal to 100% of the director's total compensation for the final 12 months immediately preceding retirement from the Board. This benefit is referred to as the "standard benefit."

- - - - -------------------------
    (1)A non-employee director may defer all or a portion of his or her retainer and meeting fees pursuant to the Non-Employee Directors Deferred Compensation Plan, as described on page 5.

     In lieu of the standard benefit, non-employee directors who were first elected to the Board prior to November 20, 1992 have the following retirement options: (i) for retirement after reaching mandatory retirement age (currently age 70) or after having served at least 15 years, such director may elect to receive an annual benefit for life equal to 50% of the director's total compensation for the final 12 months immediately preceding retirement from the Board or (ii) for disability or retirement prior to mandatory retirement age or 15 years of service, such director may elect to receive for a period of time equal to the number of months he or she served on the Company's Board an annual benefit equal to 50% of the director's total compensation for the final 12 months immediately preceding retirement from the Board. Payments under the plan are made quarterly in equal amounts.

     NON-EMPLOYEE DIRECTORS DEFERRED COMPENSATION PLAN. The Company's Non-Employee Directors Deferred Compensation Plan provides non-employee directors with the option of electing to defer compensation (which is defined as retainer and meeting attendance fees). The plan provides for compensation to be deferred until a time following the participant's termination as a director. Such compensation may be deferred to a cash account which accrues interest at prime rate (established by Citibank, N.A.) or into stock units, upon which dividends are credited in the form of additional stock units. Stock units are distributed in the form of actual shares of the Company's common stock in a single sum or in annual installments over a period of between five and 20 years, at the participant's election. Cash accounts may be distributed over the same periods. During 1993 three of the non-employee directors, Messrs. Arrillaga, Hemmeter and Ueberroth, were participating in the plan and were credited with 1,298, 1,390 and 1,687 stock units, respectively. Mrs. Peden, who participated in the plan for two years and currently has 1,199 stock units credited to her account, discontinued participation in the plan at year-end 1992. She continues to accrue dividends on her account balance and in 1993 such dividends amounted to 41 stock units. Mr. McCabe, who participated in the plan for ten years and currently has 19,026 stock units credited to his account, discontinued participation in the plan at year-end 1990. He continues to accrue dividends on his account balance and in 1993 such dividends amounted to 661 stock units.

     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.

     I. GENERAL COMPENSATION POLICIES APPLICABLE TO OFFICERS AND KEY EXECUTIVES. The Compensation Committee's executive compensation policy is to provide compensation packages that will attract, motivate and retain officers and key executives who are capable of achieving the Company's financial and strategic goals. It is the Compensation Committee's plan to achieve the foregoing by providing compensation packages that are competitive and within the norm of compensation practices of Fortune 500 companies having revenues approximating those of the Company. Over the years, compensation consultants have advised the Compensation Committee that such executive compensation practices typically include bonuses and equity-based compensation, in addition to base salaries. Such consultants have also advised the Compensation Committee that compensation paid to officers and key executives, other than base salary, usually depends upon their attainment of predetermined short-term and long-term objectives, which are tied directly to Company performance.

     The advice from compensation experts is consistent with the experience of the individual Compensation Committee members. Accordingly, during 1993 it was the policy of the Compensation Committee to provide four principal types of incentive plans: (i) an annual (i.e., short-term) bonus program that is based principally, but not exclusively, on financial performance; (ii) a long-term incentive plan that measures stock price appreciation and dividend return of the Company's common stock relative to a group of the Company's peers (which group differs slightly from the group listed in the Peer Group Index, see page 12);
(iii) a long term-incentive plan that measures return on total capital and (iv) a stock incentive plan pursuant to which the Company grants to officers and key employees (a) options to purchase the Company's common stock, (b) restricted stock or (c) stock appreciation rights or limited stock appreciation rights, all of which serve to align the interests of officers and key executives with those of the Company's other stockholders.

     It was also the policy of the Compensation Committee to base incentive compensation paid to Operating Group key executives on the financial performance of such Operating Groups.

     With respect to the ratio of cash compensation or equity-based compensation to total compensation paid to an officer or key executive, the Compensation Committee had no predetermined target or percentage. The Compensation Committee, with the advice of the Chief Executive Officer ("CEO"), attempts to ensure that base salaries and bonuses are competitive as more fully described in the sections entitled "Annual Bonus Plan" and "Base Salaries." Whether such individual also receives equity-based compensation is dependent upon the factors described under "Stock Incentive Plan."

     A.   BASE SALARIES.

          1. OFFICERS AND KEY EXECUTIVES OTHER THAN THE CEO. With respect to base salaries for officers and key executives other than the CEO, it is the policy of the Compensation Committee to approve such salaries by relying principally upon the CEO's recommendation. This is consistent with Delaware corporation law. The Compensation Committee, however, makes the final determination with respect to such matters. Factors considered by the CEO when setting base salaries are typically as follows: (i) in the case of Operating Group executives, the profitability of each such group measured by budgeted performance in the areas of positive cash flow, return on capital employed and income; (ii) the size and complexity of operations or duties under the executive's responsibility compared to those of other key executives within the Company and how well each such individual performs his or her duties and oversees his or her operations relative to the others; (iii) in the case of Operating Group Presidents, the base salaries paid to division or group heads at mainly Fortune 500 companies which have diversified operations and whose group or division revenues approximate those of the Operating Groups ("Comparable Group Companies"); (iv) in the case of executives assigned to Corporate functions, the base salaries paid to similarly situated individuals at mainly Fortune 500 companies with revenues approximating those of the Company ("Comparable Corporate Companies") and (v) the success with which the executive has accomplished predetermined nonfinancial goals.

          The above factors are not weighted equally. The factors set forth in items (iii) and (iv) form the primary basis for each executive's base salary, with base salary targeted to range between the median and the 75th percentile of Comparable Group Companies for Operating Group executives and Comparable Corporate Companies for executives assigned to Corporate functions. However, in any given year, the other factors set forth above could result in a base salary above or below the targeted range. The Compensation Committee and the CEO believe that the Company's strongest competitors for executive talent are not necessarily the companies that are included in the Peer Group Index (see page 12). For 1994, the base salary compensation peer group included only three of the companies listed in the Peer Group Index. The Compensation Committee reviews the CEO's recommendations before acting upon such recommendations.

          2. THE CEO. In late 1990, the Compensation Committee engaged an independent consulting firm to review Mr. Agee's total compensation package and to compare such package with those of other CEOs similarly situated (e.g., size of company, complexity of operations, etc.). After a thorough review, the independent consulting firm recommended that the Company enter into an employment agreement with Mr. Agee in which his base salary would be set at a minimum of $750,000. Mr. Agee and the Company entered into such an agreement on April 2, 1991. Per the contractual terms of Mr. Agee's employment agreement, his minimum base salary can be increased depending on a number of objective and subjective factors, including the Company's financial performance, the Company's success in entering strategic markets, the development of new areas of business, and the need to remain competitive in the marketplace for high level executive talent. Thus, with respect to the CEO's base salary, it is the policy of the Compensation Committee to follow the terms of the agreement and to consider the above factors annually.

     B.   ANNUAL BONUSES.

          1. OFFICERS AND KEY EXECUTIVES OTHER THAN THE CEO. With respect to annual bonuses for officers and key executives other than the CEO, it is the policy of the Compensation Committee to rely upon the CEO's recommendations. The Compensation Committee, however, makes the final determination with respect to such matters. Factors considered by the CEO when making recommendations (and the Compensation Committee when reviewing such recommendations) include: (i) in the case of executives assigned to the Operating Groups, the performance of each such group measured by how well the group has met predetermined financial targets in the areas of positive cash flow, return on capital employed and income; (ii) in the case of executives assigned to Corporate functions, the performance of the Company as a whole, measured by how well the Company has met predetermined financial targets in the same areas of positive cash flow, return on capital employed and net income; (iii) the size and complexity of operations or duties under the executive's responsibility compared to those of other key executives within the Company; (iv) in the case of Operating Group presidents, the cash bonuses paid to group or division heads at Comparable Group Companies, and with respect to Corporate executives, the cash bonuses paid to similarly situated executives at Comparable Corporate Companies; (v) the success with which the executive has accomplished predetermined nonfinancial goals and (vi) the bonus, if any, received by the executive in the prior year.

          The above factors are not weighted equally. The factors set forth in items (i) and (ii) form the primary basis for each executive's annual bonus, which factors are set out in an annual incentive compensation plan applicable to each such individual. Such bonus may be adjusted upwards or downwards, based upon items (iii) through (vi). It is the current practice of the Compensation Committee and the CEO to compare annual bonuses paid to Operating Group presidents and Corporate executives to the cash bonuses paid to similar group or division heads of Comparable Group or Corporate Companies, as the case may be, with annual bonuses targeted, but not required, to fall between the median and the 75th percentile of bonuses paid to such comparable executives. Since the Compensation Committee and the CEO believe that the Company's strongest competitors for executive talent are not necessarily the companies included in the Peer Group Index (see page 12), the bonus compensation peer group included only three of the companies listed in the Peer Group Index. It is the policy of the Compensation Committee to consider annually and act upon the CEO's recommendations with respect to annual bonuses. Thus, annual bonuses are set and paid following an extensive review that includes both subjective and objective criteria.

          2. THE CEO. Under the contractual terms of the employment agreement referred to above, Mr. Agee is to be considered for an annual bonus of at least 50% of his base compensation, with the actual bonus being based upon the Compensation Committee's assessment of the Company's financial performance and Mr. Agee's strategic accomplishments. It is the policy of the Compensation Committee to examine both qualitative and quantitative factors in making such determination. Quantitative factors usually include backlog, annual revenue, quarterly earnings, yearly net income, stock price appreciation, positive cash flow and return on capital employed. Qualitative factors usually include strategically significant acquisitions and alliances, successful bids or contract awards received during the year, development of management, success in recognizing inefficiencies within the Company and developing plans to control such inefficiencies, success in identifying markets in which the Company can compete and grow and success in identifying opportunities that can add value to the Company's shareholders. The Compensation Committee does not assign any predetermined weight to the qualitative and quantitative factors; and any one of the factors, or a combination of factors, could be determinative in a given year.

     C. LONG-TERM PERFORMANCE COMPENSATION BENEFIT PLAN. The Compensation Committee approved the Long-Term Performance Compensation Benefit Plan (the "3-Year Plan") on October 31, 1991 upon the advice of independent compensation experts. The plan compares Total Shareholder Return(2) for the Company at the end of an initial three-year period (January 1, 1989 to December 31, 1991) and each rolling three-year period thereafter against Total Shareholder Return for the same period for each of 12 other companies ("Competitors")(3) which operate primarily in the same markets in which the Company operates.

     At the end of each three-year performance period, each Competitor and the Company are ranked based upon their Total Shareholder Return. The 3-Year Plan provides that targeted bonuses(4), if any, are paid at the end of each performance period based on such rankings. For a detailed discussion of the 3-Year Plan see page 15 herein.

     The 3-Year Plan is offered to certain officers and key executives of the Company, including the CEO and all of the other Named Executives as defined on page 13. Although the Compensation Committee believes that Operating Group personnel should generally be compensated based upon group performance only, the Compensation Committee also realizes that each Operating Group adds value to the Company's other Operating Groups and to the Company as a whole. As the Operating Groups succeed in their business plans, the Company and its stockholders also benefit. Thus, independent compensation experts have advised the Company that it is appropriate not only to have Corporate executives in the 3-Year Plan, but also the Operating Group Presidents.

     D. LONG-TERM INCENTIVE PLAN. In February 1991, the Compensation Committee also approved the Key Executive Long-Term Incentive Plan ("5-Year Plan") upon the advice of independent compensation experts. Such plan measures annually (over the five-year period January 1, 1991 to December 31, 1995) the Company's after-tax net income as a percentage of its average total capital ("Return on Total Capital"). An award pool is created each year in the amount by which the net income exceeds the Return on Total Capital goal set by the Compensation Committee at the beginning of the five-year performance period. To the extent that the Return on Total Capital falls below the goal in any given year, the award pool is calculated as a negative number. Mr. Agee, who is the only Named Executive who participates in the 5-Year Plan, shares in the annual pool (which may be positive or negative) based on sharing percentages established by the Compensation Committee at the beginning of the five-year performance period. Both positive and negative annual performance is accrued throughout the five-year period. The "cumulative" five-year award, if any, can be adjusted upward at the end of the performance period if the compound annual growth rate in the Company's stock price exceeds targets established by the Compensation Committee. Payments to the participant under the 5-Year Plan, if any, are offset by payments received by the participant during the same period under the Company's 3-Year Plan and for awards of restricted stock granted as incentive compensation during such period. The 5-Year Plan for the CEO served as a basis for individual plans that were drafted and implemented in 1993 with respect to certain of the other Named Executives. See Section II.D of this report.

- - - - -------------------------
     (2)Total Shareholder Return for each three-year performance period is defined as the percentage obtained for a company by dividing (a) by (b) where
(a) equals (the 30-day average of the Company's closing stock price for the last month of the performance period less the 30-day average of the Company's closing stock price for the month immediately preceding the first month of the performance period) plus dividends declared to be paid to Stockholders on those record dates falling within the performance period; and (b) equals the 30-day average of the Company's closing stock price for the month immediately preceding the first month of the performance period.

     (3)For a list of the Competitors, see page 12.

     (4)The Compensation Committee, in conjunction with recommendations previously made to the Compensation Committee by compensation experts, sets each participant's target bonus which is a percentage of his base compensation. Target bonus percentages for Messrs. Agee, Sarsten, Grant, Tinstman and Hanks for the three-year period ending on December 31, 1993 were 45%, 35%, 35%, 35% and 35% of base compensation respectively.

     E. STOCK INCENTIVE PLAN. With respect to equity-based compensation, the Compensation Committee believes that the Company will perform better financially when the interests of the CEO, the other Named Executives, and executive management in general, are aligned with stockholders through ownership of the Company's common stock. The Compensation Committee does not, however, have any predetermined number of shares, value, type of stock compensation or ratio of stock compensation to cash compensation, that it considers essential. Rather, the Compensation Committee (and the CEO with respect to officers other than the CEO) usually considers the following factors when making equity-based compensation decisions: (i) past grants or awards to the individual, as to both type and amount; (ii) the amount of equity-based compensation granted over time to the individual relative to other individuals within the organization who may be similarly situated (e.g., comparable base salary, salary grade, position and responsibilities); (iii) past performance by the individual; (iv) expectations as to future contributions the individual will make to the profitability of the Company and (v) the individual's total compensation package. There is no predetermined weight given to factors (i) through (v) and any one of the factors, or combination of factors, could be determinative in a given year. While there is no predetermined policy to make grants on an annual basis, it is the policy of the Compensation Committee to review annually with the CEO a schedule that quantifies the factors set forth in (i), (ii) and (v) for all current executives within the Company who have been granted equity-based compensation before considering and acting upon the CEO's recommendations, if any, as to a particular individual for a given year.

     II. CORPORATE PERFORMANCE AND EXECUTIVE COMPENSATION. Set forth on page 13 of this Proxy Statement is the Summary Compensation Table. Such table reveals that compensation received by the Named Executives, other than Mr. Agee, was primarily attributable to base salaries, bonuses and long term-incentive pay.

          A. BASE SALARIES. In an effort to ensure the continuity of the management team put together by the CEO, the Compensation Committee approved the Company's entering into five-year employment agreements with Messrs. Sarsten, Hanks and Tinstman. Mr. Grant already had an employment agreement with the Company. Under the terms of such employment agreements, Messrs. Sarsten, Grant, Hanks and Tinstman are to receive minimum annual base salaries of $425,000, $310,000, $250,000 and $250,000 respectively(5). The base salaries paid to the Named Executives, other than Mr. Agee, were recommended and approved by the CEO, based upon the factors described in the policy discussion of Section I to this report. Objective criteria considered by the CEO were (i) financial results (e.g., positive cash flow, contribution to net income and return on capital employed) for each of the Operating Groups and (ii) a base salary survey which was described in the policy section under Section I.A "Base Salaries."
Mr. Sarsten's base salary was above the targeted range. However, due to his Corporate responsibilities as President of the Company, as well as his duties as President of the Engineering and Construction Group, his higher salary was justified. The base salaries of the other Named Executives, except Mr. Grant's, were found to be within the targeted range. Mr. Grant was not included in the 1993 salary survey. The CEO reviewed the results of the salary survey and determined that the salaries were competitive. Thus, no changes were recommended to the Compensation Committee. The Compensation Committee concurred with the CEO's action in not raising base salary levels.

          B. ANNUAL BONUSES. For 1993 annual bonuses paid to the Named Executives, other than Mr. Agee, were tied to the performance of their individual Operating Groups or areas of responsibility. No survey was conducted with respect to bonuses paid at comparable companies. Pursuant to the terms of the annual bonus program for each Operating Group, the CEO, when making recommendations for consideration by the Compensation Committee, reviewed annual performance against predetermined targets for positive cash flow, return on capital employed and contribution to the Company's net income by each Operating Group. These were all objective criteria. A judgment was then made by the CEO regarding the "complexity" of each Operating Group's operations and the "difficulty" that each executive encountered in reaching the Group's financial results. A final bonus figure was then recommended to the Compensation Committee by the CEO, who discussed his analysis and recommendations with the Compensation Committee. The Compensation Committee approved of the CEO's recommendations and his rationale without any changes thereto.

          C. 3-YEAR PLAN. For the three-year period ending on December 31, 1993, the Company's Total Shareholder Return was 29.17%, which resulted in the Company being ranked in the 64.29th percentile. Accordingly, participants in the 3-Year Plan earned 117.16% of their targeted bonuses. Individual bonus amounts for 1993 under the 3-Year Plan are set forth in the Summary Compensation Table.

- - - - -------------------------
     (5)Effective March 1, 1994, Mr. Sarsten's five-year employment agreement was superseded by a new agreement due to a change in title and duties. The new agreement is described on page 18 herein. Effective February 8, 1994, Mr. Hanks' annual base salary was increased to $375,000 upon the assumption of a new title and increased responsibilities.

          D. INDIVIDUAL 5-YEAR PLANS. During 1993, the CEO recommended that the Company decentralize many functions that were previously being performed without charge by Corporate personnel for the benefit of the Company's Operating Groups. These services may have had the effect of internally distorting the profitability of each of the Operating Groups which, in turn, may have affected the incentive compensation due to Operating Group personnel. In light of this strategic decision, the Compensation Committee felt that it was appropriate to modify the Company's incentive plans to reflect only Operating Group performance when measuring the long-term incentive compensation to be paid to the Operating Group Presidents. Accordingly, the Compensation Committee commissioned the development of five Individual 5-Year Plans, one for each Operating Group President (including Messrs. Sarsten and Tinstman) and the Company's General Counsel (Mr. Hanks). As part of these changes and to ensure the continuity of the management team put together by the CEO, the Compensation Committee approved the Company's entering into five-year employment agreements with each of the Operating Group Presidents and the Company's General Counsel, which agreements supplement and support the targets set out in the employment agreement and 5-Year Plan between the CEO and the Company.

     The employment agreements provide for each Operating Group President and the Company's General Counsel to participate in an Individual 5-Year Plan (see discussion on page 16 for a more detailed description of the Individual 5-Year Plans) designed to measure (i) return on capital employed at the Group level for Operating Group Presidents and (ii) return on total capital at the Corporate level for the Company's General Counsel. These agreements were approved by the Compensation Committee and the target Return on Total Capital goals were developed internally and reviewed by outside compensation experts, who opined as to the reasonableness of the potential awards under the plans. Pursuant to the terms of the Individual 5-Year Plans, no awards were paid thereunder for 1993.

     Effective March 1, 1994, Mr. Sarsten's employment agreement, which called for participation in an Individual 5-Year Plan, was superseded. The new agreement was necessitated by a change in Mr. Sarsten's duties and is described on page 19 herein.

     III. CEO COMPENSATION.

          A. BASE SALARY. As set forth earlier in the policy discussion, Mr. Agee and the Company have entered into an employment agreement in which his annual base salary is set at a minimum of $750,000. No increase in the minimum annual base salary was recommended by the Compensation Committee in 1993. Although Mr. Agee's base salary has not increased since 1991, his annual base salary can be increased depending on a number of objective and subjective factors, including the Company's financial performance, the Company's success in entering strategic markets, the development of new areas of business and the need to remain competitive in the marketplace for the very high level of executive talent possessed by Mr. Agee.

          B. ANNUAL BONUS. Under the terms of his employment agreement, Mr. Agee is to be considered for an annual bonus equal to at least 50% of his annual base compensation with the actual bonus being determined by the Compensation Committee after an assessment of the Company's financial performance and Mr. Agee's strategic accomplishments. During its meeting of December 13, 1993, the Compensation Committee examined the following qualitative and quantitative accomplishments:

               1. STRATEGIC TRANSPORTATION PLAN. When Mr. Agee became CEO of the Company, he, along with other Company executives in the transportation area, targeted the rail transportation industry as one in which the Company could not only effectively compete but also become a national and world leader. Accordingly, although his plan clearly envisioned an expansion of the Company's locomotive and transit car remanufacturing operations, more importantly, it also envisioned future new designs for locomotives and transit cars, engineering departments staffed by competent professionals who would create such designs, manufacturing facilities strategically placed within and without the U.S. wherein such locomotives and transit cars with their new designs would be built, key alliances and acquisitions of other rail transportation companies where such alliances or acquisitions were in the Company's best interests, expanded services such as track maintenance and renovation of electrical lines powering commuter locomotives, major high-speed rail projects in key areas within the U.S. and the world in which the Company would help design, build, operate and maintain such projects. In summary, Mr. Agee's strategic plan was to take the steps necessary to position the Company at the front of a rail transportation renaissance.

          During the year, Mr. Agee continued to carry out the foregoing strategic plan with remarkable success. The following represents some of the more significant achievements consistent with the strategic plan:

                    a. ACQUISITION OF LOCOMOTIVE COMPONENT PART MANUFACTURER. The Company continued its acquisition program in the locomotive manufacturing industry, closing in 1993 one strategically significant acquisition of a manufacturer of component parts for locomotives. The acquisition resulted in the Company becoming more vertically integrated and closer to its end goal as the premier locomotive manufacturer in the U.S.

                    b. TAIWAN HIGH-SPEED RAIL PROJECT. The Company was selected as the program manager for a high-speed rail project in Taiwan that could be as large as $17 billion. The selection of the Company as program manager enhanced its reputation as an international leader in the high-speed rail industry and will form the basis for future international work in the area of high-speed rail construction management.

                    c. ARGENTINE RAIL OPERATIONS. During the year, the Company made considerable progress toward achieving its broad transportation strategy in Argentina. The Company, as part of a consortium that includes Burlington Northern Railroad, received a 20-year contract from the Argentine Government to operate and maintain a commuter rail line and the subway system for Buenos Aires. Additionally, the Company acquired one of the most sophisticated manufacturing complexes in Argentina and received contracts for work to be performed in such facility.

                    d. SOUTHERN PACIFIC CONTRACT. The Company was awarded a contract to remanufacture 133 freight locomotives for Southern Pacific Railroad, with an option for an additional 60 units. The Company believed the contract to be the largest locomotive remanufacturing contract in the Company's history and the largest such contract ever made to a single manufacturer.

                    e. SUCCESSFUL COMPLETION OF NEW TRANSIT CARS. At the end of 1993, the Company successfully completed its delivery of 256 new cars for the Chicago Transit Authority. These new cars were manufactured at the Company's plant in Chicago, Illinois. The successful completion of this order demonstrates that the Company has the ability to carry out large new car contracts on a timely basis.

                    f. DEVELOPMENT OF ENGINEERING STAFF AND FACILITIES. During the year, the Company completed its build-up of a professional engineering staff and moved the staff of approximately 75 engineers into new offices in Boise, Idaho. This staff is instrumental in developing new designs for locomotives to be manufactured by the Company in the future, as well as the new locomotives described below.

                    g. PROGRESS ON NEW LOCOMOTIVE DESIGNS. During the year, the Company made considerable progress on the design and manufacture of the new MK1200 locomotive. This locomotive is powered by natural gas and uses a Caterpillar, Inc. engine. The alliance with Caterpillar, Inc. brings together two companies with long and successful histories. The new natural gas locomotive was delivered to Union Pacific Railroad in early 1994. The Company also made considerable progress on the design and manufacture of the MK5000. This diesel unit will be capable of delivering one of the highest levels of horsepower available today with excellent fuel efficiency. The MK5000 is on track for timely completion.

               2. PRINCE EDWARD ISLAND BRIDGE. The Company successfully negotiated with the Canadian Government the right to build the (Canadian) $800 million Prince Edward Island Bridge. Under the terms of the contract, the Company has the right to operate the bridge for 35 years. This major project is consistent with Mr. Agee's strategic construction and engineering plan to have the Company "design, build, own, operate and transfer" major infrastructure projects.

               3. MK GOLD COMPANY INITIAL PUBLIC OFFERING. MK Gold Company completed an initial public offering of eight million shares of its common stock, and the Company sold an additional one million shares of MK Gold Company's common stock, resulting in after-tax gains to the Company of $7.5 million. Prior to the partial divestiture, the Company believed that MK Gold Company's value was not properly recognized in the marketplace.

               4. MIBRAG ACQUISITION AND PROJECT. The Company successfully negotiated the acquisition of a one-third interest in the large MIBRAG coal mine and associated power and process plants in Germany. The Company will perform operations and maintenance services at the mines for a fixed fee of five percent of total operating costs of the mine. The life of the mine is expected to be 40 years.

               5. STRATEGIC ALLIANCE IN THAILAND. During the year, the Company acquired an equity interest in MK-INTERTEC, Ltd. This alliance will allow the Company to provide engineering and construction services to the burgeoning industrial sector in Thailand. Such alliance is part of the Company's strategy to provide uniform and dependable world-class engineering and construction services around the globe.

               6. INTEGRATION OF ENVIRONMENTAL SERVICES. The Company merged two of its larger operating groups to form an environmental services giant with combined revenues of $500 million. It is anticipated that such merger will result in future efficiencies and increased value to the Company and its stockholders.

               7. STOCK PRICE. The Company's price per share at the beginning of 1993 was $21.625 per share. At the end of 1993, the price per share was $25.125. During the year, the Company's stock price appreciated 16.2% without dividends considered and 19.9% with dividends considered, resulting in an increase in value to shareholders of approximately $130 million.

               8. EARNINGS. The Company has produced four consecutive quarters of solid earnings from operations during 1993 which resulted in net after-tax income of $35.8 million for the year. This represents an increase of 166% over 1992 net after-tax income (before the extraordinary charge and the cumulative effect of the accounting change) of $13.436 million.

               9. INTERNATIONAL MARKETS. In 1988, when Mr. Agee became CEO, the Company's pre-tax earnings from foreign operations were $3.013 million. As part of an overall strategic plan, Mr. Agee targeted foreign operations as an important source of future earnings. In 1993, foreign pre-tax earnings amounted to $22.5 million.

               10. BACKLOG. At a time when there have been few large infrastructure projects both in the U.S. and internationally, Mr. Agee and his management team have maintained the Company's backlog at or near record levels. At the beginning of 1993, the Company's backlog stood at $4.65 billion. At the end of the third quarter, the backlog remained a healthy $4.4 billion. This backlog is important to the long-term profitability of the Company.

               11. DECENTRALIZATION. During 1993, the Company decentralized Corporate operations which resulted in the Company being in a position to better serve its respective markets. Through the process of decentralization, the Company shifted $8.5 million of expenses from Corporate overhead into Group operations. This reflects a reduction in such overhead at the Corporate level of 20.4% when compared to 1992 general administrative expense of $41.534 million.

               12. MANAGEMENT DEVELOPMENT. Company policy is to develop its key managers by promoting from within to the greatest extent possible. During 1993, five individuals in the Company were promoted to senior executive positions, of which two were in MK Gold Company. Other Group and Corporate level positions were filled during the year from within. Key managers are being developed to fill future positions by utilizing the Company's training programs, educational assistance benefits and participation in quality improvement programs.

               Although the Compensation Committee did not attempt to place different weights on any of the above factors, the excellent earnings results, the success with which Mr. Agee is accomplishing the long-term strategic plan for transportation, the appreciation in the Company's stock price, the MK Gold Company public offering, the Prince Edward Island Bridge and the acquisition of MIBRAG were all given strong consideration. The other accomplishments were also viewed as extremely significant to the long-term prospects of the Company. Accordingly, after a discussion of the above qualitative and quantitative factors, the Compensation Committee made a subjective determination to award a $950,000 bonus to Mr. Agee.

          C. 3-YEAR PLAN. As with the other Named Executives, the Compensation Committee also approved the bonus paid to Mr. Agee under the 3-Year Plan. The discussion of the 3-Year Plan, and the relationship of the Company's performance to the bonus paid under such plan, are set forth on page 7.

          D. 5-YEAR PLAN. The discussion of the 5-Year Plan, and the relationship of the Company's performance to any bonuses to be paid under such plan, are set forth on page 7. In 1993, the Company exceeded the Return on Total Capital goal that was set by the Compensation Committee at the beginning of the five-year performance period. This resulted in a positive bonus pool being established. Mr. Agee was allocated a percentage of such pool. However, under the terms of the 5-Year Plan no award is paid to Mr. Agee until the end of the performance period, when the results for each year (1991-1995) are "netted." To date, Mr. Agee has a net negative accrual of $111,500 for years 1991 through 1993. Such amount could either increase or decrease over the remaining two years of the performance period, depending upon whether or not the Company achieves the Return on Total Capital goal in such future years.

     IV. COMPANY PERFORMANCE GRAPH. Rules adopted by the Securities and Exchange Commission require that the Company include in this Proxy Statement a line-graph presentation comparing cumulative five-year shareholder returns on an indexed basis with the Standard & Poor's ("S&P") 500 Stock Index and either a nationally recognized industry standard or an index of peer companies selected by the Company. In 1993, the Company chose a group of 20 construction, engineering, mining and transportation companies as its peer group for purposes of this performance comparison. A list of these companies follows the graph below:

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
         MORRISON KNUDSEN CORPORATION, S&P 500 INDEX & PEER GROUP INDEX


                                    [GRAPHIC]




Ashland Coal Inc.; Guy F. Atkinson Company of California; Battle Mountain Gold Company; Blount, Inc.; CRSS Inc.; Fluor Corporation; Foster Wheeler Corporation; Gilbert Associates, Inc.; Granite Construction Inc.; Greiner Engineering Inc.; International Tech Corporation; Jacobs Engineering Group Inc.; Kasler Corporation; McDermott International, Inc.; Pegasus Gold Incorporation; Perini Corporation; Stone & Webster, Incorporated; Trinity Industries, Inc.; The Turner Corporation and Varlen Corporation.

     As described above in this report, the Company maintains various short-term and long-term incentive plans, the combination of which measures various aspects of the Company's financial performance, including dividends paid and the trading price of the Company's common stock. Accordingly, the Compensation Committee did not rely solely upon the information set forth in the above graph when approving compensation paid to the CEO and the other Named Executives.

     V. SECTION 162(M) OF THE INTERNAL REVENUE CODE. Federal securities laws require the Compensation Committee to state its policy with respect to Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code prohibits the Company in 1994 and thereafter from deducting nonexcludable compensation paid to the CEO and the other Named Executives in excess of $1 million per individual. In general, for purposes of determining whether the $1 million threshold is exceeded, the Company may ignore all compensation paid pursuant to written binding plans or contracts that were in effect on or before February 17, 1993, as well as compensation paid pursuant to objective performance-based plans that are approved by stockholders. It is the current policy of the Compensation Committee to honor all plans and agreements to which the Company is currently contractually bound, regardless of whether the compensation thereunder will be deductible under the new Section 162(m). It is also the current policy of the Compensation Committee to award compensation (i.e., the award of restricted stock, variable-priced options, etc.) that may be necessary or advisable (i) based upon an analysis of competitive pay practices or (ii) based upon the factors described in Section I.E "Stock Incentive Plan" of this report even though such compensation expense may not be deductible in a given year. Subject to the foregoing, it is the current policy of the Compensation Committee to attempt to qualify compensation under future plans as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code.

                                        P.V. Ueberroth, Chairman
                                        L.E. Fox
                                        C.B. Hemmeter
                                        R.A. McCabe
                                        G.R. Roche

      EXECUTIVE COMPENSATION. The following table summarizes all plan and non-plan compensation awarded or paid to, or earned by, each of the Named Executives (the chief executive officer and the other four most highly-compensated executive officers of the Company and its subsidiaries) during the fiscal years indicated:

                           SUMMARY COMPENSATION TABLE
                   FOR FISCAL YEARS ENDED 1991, 1992 AND 1993

                                     ------------------------------------------------------------------------------
                                           ANNUAL COMPENSATION                        LONG-TERM COMPENSATION
                                                                            ---------------------------------------
                                                                                     AWARDS             PAYOUTS
                                     ------------------------------------------------------------------------------------------
                                                                                           SECURITIES
                                                                OTHER        RESTRICTED    UNDERLYING                   ALL
                                                                ANNUAL         STOCK        OPTIONS/       LTP         OTHER
NAME AND                             SALARY     BONUS(1)     COMPENSATION   AWARD(S)(14)      SARs     PAYOUTS(15)     COMP.
PRINCIPAL POSITION           YEAR     ($)         ($)            ($)             ($)          (#)          ($)          ($)
- - - - -------------------------------------------------------------------------------------------------------------------------------
William J. Agee
Chairman and
Chief Executive Officer      1993    750,000     950,000      169,761(2)          0               0      395,415    164,919(16)
                             1992    750,000     500,000      153,703(3)          0          80,000      202,500    130,862(17)
                             1991    750,000     750,000      194,205(4)          0               0      395,415      8,940(18)

Gunnar E. Sarsten
President and
Chief Operating
Officer                      1993    425,000      50,000      500,008(5)          0               0      174,276     53,728(19)
                             1992    425,000     200,000      293,868(6)          0               0            0     52,744(20)
                             1991    425,000     150,000            0             0               0            0      8,940(18)

Stephen R. Grant
Senior Vice President        1993    325,000     140,000       30,622(7)          0               0      133,270     42,857(21)
                             1992    325,000     110,000       28,069(8)          0          20,000       68,250     55,657(22)
                             1991    325,000     160,000            0             0               0      133,270      8,940(18)

Stephen G. Hanks
Sr. Vice President
Secretary and
General Counsel              1993    250,000     150,000       13,311(9)          0               0      102,515     35,320(23)
                             1992    201,158     100,000       11,205(10)         0          35,000       52,500     33,235(24)
                             1991    158,463      70,000            0             0          10,000       70,296      8,478(18)

Robert A. Tinstman
President -
Mining Group                 1993    250,000     140,000       23,430(11)         0               0      102,515     37,379(25)
                             1992    250,000     130,000       20,623(12)         0          20,000       52,500     45,700(26)
                             1991    250,000     160,000       58,885(13)         0          20,000      102,515      8,940(18)

(1)The amounts for 1993 in this column represent amounts awarded to the Named Executives on December 13, 1993 by the Compensation Committee.

(2)Imputed income of $40,403 for use of Company facilities and $37,713 tax gross-up thereon, $81,212 tax gross-up on prior years' salary adjustments for use of Company facilities, disability premium of $4,423 and tax gross-up of $6,010 on the foregoing disability insurance premium and the value of the term life insurance premium reported under footnote 16 to this table.

(3)Imputed income of $98,850 for use of Company facilities and $45,437 tax gross-up thereon, disability insurance premium of $4,312 and tax gross-up of $5,104 on the foregoing disability insurance premium and the value of the term life insurance premium reported under footnote 17 of this table.

(4)Imputed income of $110,112 for use of Company facilities during 1991 nd $55,978 tax gross-up thereon, of which $40,459 was paid in 1991 and $15,519 was paid in 1992. The remaining $28,115 of imputed income was attributable to relocation expenses.

(5)Preferential discount of $466,872 on stock purchase, disability insurance premium of $17,521 and tax gross-up of $15,615 on the foregoing disability insurance premium and the value of the term life insurance premium reported under footnote 19 of this table.

(6)Preferential discount of $213,125 on stock purchase, imputed income of $50,000 attributable to relocation expenses, disability insurance premium of $17,521 and tax gross-up of $13,222 on the foregoing disability insurance premium and the value of the term life insurance premium reported under footnote 20 to this table.

(7)Disability insurance premium of $16,262 and tax gross-up of $14,360 on the foregoing disability insurance premium and the value of the term life insurance premium reported under footnote 21 to this table.

(8)Disability insurance premium of $16,182 and tax gross-up of $11,887 on the foregoing disability insurance premium and the value of the term life insurance premium reported under footnote 22 to this table.

(9)Disability insurance premium of $6,783 and tax gross-up of $6,528 on the foregoing disability insurance premium and the value of the term life insurance premium reported under footnote 23 to this table.

(10)Disability insurance premium of $6,478 and tax gross-up of $4,727 on the foregoing disability insurance premium and the value of the term life insurance premium reported under footnote 24 to this table.

(11)Disability insurance premium of $12,020 and tax gross-up of $11,410 on the foregoing disability insurance premium and the value of the term life insurance premium reported under footnote 25 to this table.

(12)Disability insurance premium of $11,955 and tax gross-up of $8,668 on the foregoing disability insurance premium and the value of the term life insurance premium reported under footnote 26 to this table.

(13)Preferential discount on stock purchase.

(14)As of December 31, 1993, the number and value of shares of restricted stock held by Messrs. Agee, Sarsten, Grant, Hanks and Tinstman were, respectively: 0 shares; 6,000 shares valued at $150,750; 0 shares; 800 shares valued at $20,100 and 3,200 shares valued at $80,400. Dividends are payable on all shares of restricted stock. On August 3, 1990, Messrs. Hanks and Tinstman were granted awards of 4,000 and 10,000 shares respectively. On October 15, 1990, Mr. Sarsten was granted an award of 30,000 shares of restricted stock. All three awards vested immediately with respect to 20% of the shares, with the remaining shares vesting in 20% increments over the following four years.

(15)This column discloses amounts paid under the Company's 3-Year Plan.

(16)Amount is comprised of $9,234 matching contributions to employee's ESOP and 401(k) accounts, $120,777 matching contribution to employee's Supplemental
Savings Plan account and $34,908 attributable to a life insurance policy on Mr.
Agee's life under the Key Executive Life Insurance Plan, of which $2,911 represents the dollar value of the term life insurance premium and $31,997 represents Mr. Agee's interest in the policy's cash surrender value as projected on an actuarial basis attributable to the 1993 premium.

(17)Amount is comprised of $9,043 matching contributions to employee's ESOP and 401(k) accounts, $96,167 matching contribution to employee's Supplemental
Savings Plan account and $25,652 attributable to a life insurance policy on Mr.
Agee's life under the Key Executive Life Insurance Plan, of which $2,972 represents the dollar value of the term life insurance premium and $22,680 represents Mr. Agee's interest in the policy's cash surrender value as projected on an actuarial basis attributable to the 1992 premium.

(18)Company matching contributions to employees' ESOP and 401(k) accounts.

(19)Amount is comprised of $9,234 matching contributions to employee's ESOP and 401(k) accounts, $22,256 matching contribution to employee's Supplemental
Savings Plan account and $22,238 attributable to a life insurance policy on Mr.
Sarsten's life under the Key Executive Life Insurance Plan, of which $1,487 represents the dollar value of the term life insurance premium and $20,751 represents Mr. Sarsten's interest in the policy's cash surrender value as projected on an actuarial basis attributable to the 1993 premium.

(20)Amount is comprised of $9,051 matching contributions to employee's ESOP and 401(k) accounts, $20,022 matching contribution to employee's Supplemental
Savings Plan account and $23,671 attributable to a life insurance policy on Mr.
Sarsten's life under the Key Executive Life Insurance Plan, of which $1,351 represents the dollar value of the term life insurance premium and $22,320 represents Mr. Sarsten's interest in the policy's cash surrender value as projected on an actuarial basis attributable to the 1992 premium.

(21)Amount is comprised of $9,241 matching contributions to employee's ESOP and 401(k) accounts, $12,756 matching contribution to employee's Supplemental
Savings Plan account and $20,860 attributable to a life insurance policy on Mr.
Grant's life under the Key Executive Life Insurance Plan, of which $869 represents the dollar value of the term life insurance premium and $19,991 represents Mr. Grant's interest in the policy's cash surrender value as projected on an actuarial basis attributable to the 1993 premium.

(22)Amount is comprised of $9,043 matching contributions to employee's ESOP and 401(k) accounts, $25,598 matching contribution to employee's Supplemental
Savings Plan account and $21,016 attributable to a life insurance policy on Mr.
Grant's life under the Key Executive Life Insurance Plan, of which $785 represents the dollar value of the term life insurance premium and $20,231 represents Mr. Grant's interest in the policy's cash surrender value as projected on an actuarial basis attributable to the 1992 premium.

(23)Amount is comprised of $9,235 matching contributions to employee's ESOP and 401(k) accounts, $11,761 matching contribution to employee's Supplemental
Savings Plan account and $14,324 attributable to a life insurance policy on Mr.
Hanks' life under the Key Executive Life Insurance Plan, of which $345 represents the dollar value of the term life insurance premium and $13,979 represents Mr. Hanks' interest in the policy's cash surrender value as projected on an actuarial basis attributable to the 1993 premium.

(24)Amount is comprised of $9,042 matching contributions to employee's ESOP and 401(k) accounts, $10,969 matching contribution to employee's Supplemental
Savings Plan account and $13,224 attributable to a life insurance policy on Mr.
Hanks' life under the Key Executive Life Insurance Plan, of which $270 represents the dollar value of the term life insurance premium and $12,954 represents Mr. Hanks' interest in the policy's cash surrender value as projected on an actuarial basis attributable to the 1992 premium.

(25)Amount is comprised of $9,236 matching contributions to employee's ESOP and 401(k) accounts, $10,006 matching contribution to employee's Supplemental
Savings Plan account and $18,137 attributable to a life insurance policy on Mr.
Tinstman's life under the Key Executive Life Insurance Plan, of which $440 represents the dollar value of the term life insurance premium and $17,697 represents Mr. Tinstman's interest in the policy's cash surrender value as projected on an actuarial basis attributable to the 1993 premium.

(26)Amount is comprised of $9,043 matching contributions to employee's ESOP and 401(k) accounts, $19,522 matching contribution to employee's Supplemental
Savings Plan account and $17,135 attributable to a life insurance policy on Mr.
Tinstman's life under the Key Executive Life Insurance Plan, of which $415 represents the dollar value of the term life insurance premium and $16,720 represents Mr. Tinstman's interest in the policy's cash surrender value as projected on an actuarial basis attributable to the 1992 premium.

     AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES. The following table summarizes pertinent information concerning the exercise of stock options during fiscal year 1993 by each of the Named Executives and the fiscal year-end value of unexercised options:

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                           NUMBER OF       VALUE OF UNEXERCISED
                                                          UNEXERCISED          IN-THE-MONEY
                                                        OPTIONS/SARs AT       OPTIONS/SARs AT
                                                      FISCAL YEAR END (#)   FISCAL YEAR END ($)
                      SHARES ACQUIRED      VALUE         EXERCISABLE/          EXERCISABLE/
NAME                  ON EXERCISE (#)   REALIZED ($)     UNEXERCISABLE         UNEXERCISABLE
William J. Agee                 0               0            220,000/             1,512,480/
                                                              60,000                      0

Gunnar E. Sarsten          30,000         466,872                  0/                     0/
                                                              10,000                179,374

Stephen R. Grant                0               0             42,500/               360,465/
                                                              17,500                  7,031

Stephen G. Hanks                0               0             21,252/                15,457/
                                                              32,450                      0

Robert A. Tinstman              0               0             29,602/                50,575/
                                                              27,000                      0

     LONG-TERM INCENTIVE PLANS.

     A. 3-YEAR PLAN. On October 31, 1991 the Company established the 3-Year Plan. Participation in the 3-Year Plan is limited to those individuals who are able to influence significantly the Company's long-term performance and who are selected to participate by the Compensation Committee.

     The 3-Year Plan is designed to compare Total Shareholder Return(6) for the Company at the end of the initial three-year period (January 1, 1989 to December 31, 1991) and each rolling three-year period thereafter, against Total Shareholder Return for the same period for each of 12 other companies ("Competitors")(7) which operate primarily in the same markets in which the Company operates.

     At the end of each three-year performance period, each Competitor and the Company are ranked based upon their Total Shareholder Return. The 3-Year Plan provides that targeted bonuses(8), if any, are paid at the end of each performance period according to the following table:

      COMPANY'S PERCENTILE RANKING        PERCENT OF TARGET BONUS EARNED
         WITHIN COMPETITOR GROUP                  BY PARTICIPANTS
- - - - --------------------------------------------------------------------------------
                0 to 35th                                 0%
                 47.5th                                  50%
                  60th                                  100%
                 72.5th                                 150%
               85 to 100th                              200%

A percentile ranking falling between numbers is interpolated.

- - - - -------------------------
(6)Total Shareholder Return for each three-year performance period is defined as the percentage obtained for a company by dividing (a) by (b) where (a) equals (the 30-day average of the Company's closing stock price for the last month of the performance period less the 30-day average of the Company's closing stock price for the month immediately preceding the first month of the performance period) plus dividends declared to be paid to stockholders on those record dates falling within the performance period and (b) equals the 30-day average of the Company's closing stock price for the month immediately preceding the first month of the performance period.

(7)The competitors are Guy F. Atkinson Company of California; Blount, Inc.; CBI Industries, Inc.; CRSS Inc.; Ensearch Corporation; Flour Corporation; Foster Wheeler Corporation; Jacobs Engineering Group Inc.; McDermott International, Inc.; Perini Corporation; Stone & Webster, Incorporated and Turner Corporation.

(8)The Compensation Committee, in conjunction with recommendations previously made to the Compensation Committee by compensation experts, has set each participant's target bonus which is a percentage of his base compensation. Target bonus percentages for Messrs. Agee, Sarsten, Grant, Tinstman and Hanks for the three-year period ending on December 31, 1993 were 45%, 35%, 35%, 35% and 35% of base compensation respectively.

     In the event of a change in control, as defined in the 3-Year Plan, bonuses become immediately payable. Such bonuses would be based upon Total Shareholder Return calculated as of the last day of the month immediately preceding the month in which the change in control occurred and would be prorated based upon the number of full calendar months of service rendered by the participant during the performance period and prior to the change in control.

     On December 31, 1993, cash awards totalling $1,285,245 for the third three-year performance period were paid to participants in the 3-Year Plan. The amounts, if any, received by the Named Executives are included in the amounts shown in the Summary Compensation Table.

     On February 1, 1993, the Named Executives were designated as participants in the 3-Year Plan for the 1993-1995 performance period. Accordingly, the following table summarizes estimated payment information under the 3-Year Plan for the performance period January 1, 1993 through December 31, 1995:


         LONG-TERM INCENTIVE PLAN -- ESTIMATED PAYOUTS UNDER 3-YEAR PLAN

                                                        ESTIMATED FUTURE PAYOUTS
                                             ------------------------------------------
      NAME                 PERFORMANCE        THRESHOLD(1)    TARGET(2)     MAXIMUM(3)
                           PERIOD UNTIL            ($)           ($)            ($)
                              PAYOUT
- - - - ---------------------------------------------------------------------------------------
William J. Agee         January 1, 1993 -         9,585        337,500        675,000
                        December 31, 1995

Gunnar E. Sarsten       January 1, 1993 -         4,225        148,750        297,500
                        December 31, 1995

Stephen R. Grant        January 1, 1993 -         3,231        113,750        227,500
                        December 31, 1995

Stephen G. Hanks        January 1, 1993 -         3,728        131,250        262,500
                        December 31, 1995

Robert  A. Tinstman     January 1, 1993 -         2,485         87,500        175,000
December 31, 1995


- - - - -------------------------
(1)Assumes that the Company's Total Shareholder Return falls on the 35.71st percentile when ranked with the Competitors.

(2)Assumes that the Company's Total Shareholder Return falls on the 60th percentile when ranked with the Competitors.

(3)Assumes that the Company's Total Shareholder Return falls above the 85th percentile when ranked with the Competitors.

     B. THE INDIVIDUAL 5-YEAR PLANS. During 1993, Messrs. Sarsten(9), Hanks and Tinstman were awarded participation in long-term incentive plans (described below) that were tailored to each of their Corporate or Operating Group positions (the "Individual 5-Year Plans"). Such plans provide the participants with an opportunity for a cash award at the end of a five-year performance period. No shares of Company common stock, performance units or other stock rights are involved.

     Mr. Hanks' Individual 5-Year Plan measures annually (over the five-year period January 1, 1993 to December 31, 1997) the Company's after-tax net income as a percentage of its average total capital. In the case of Messrs. Sarsten and Tinstman, who were the Presidents of the Engineering and Construction Group and the Mining Group, respectively, the performance formula is modified to measure over the same period the contribution to net income at the respective Operating Group level over each such Group's average annual capital employed ("Return on Total Capital").


     A positive award pool is created each year during the performance period in an amount equal to the Company's net income (in the case of Mr. Hanks) or contribution to net income by each Group (in the case of Messrs. Sarsten and Tinstman) in excess of the predetermined Return on Total Capital goal set by the Compensation Committee. The award pool is not capped at any maximum amount. If net income or contribution to net income falls below the Return on Total Capital goal in any given year, the amount by which the Company or Group failed to meet its goal becomes a negative award pool for such individual. The negative award pool is not capped at any maximum amount.

- - - - -------------------------
    (9)Effective March 1, 1994, Mr. Sarsten ceased participation in the Individual 5-Year Plan that was established for him in 1993. This action was necessitated by a change in Mr. Sarsten's title and duties. His new title and duties are set forth in an employment agreement between him and the Company which is described on page 18 herein.

     Each participant shares in the annual award pool applicable to his position (which may be positive or negative based upon Company or Group performance) in accordance with a sharing percentage established by the Compensation Committee. The participant's share of the award pool, which may be positive or negative, is not paid to the executive. Rather, such amounts are tracked throughout the five-year performance period by the Company and "netted" at the end thereof. Assuming that the "cumulative" five-year award is positive, it can be adjusted upward if the compound annual growth rate in the Company's stock price exceeds targets established by the Compensation Committee. This latter adjustment is applicable only to Mr. Hanks and not to Messrs. Sarsten and Tinstman. Payments to participants under the Individual 5-Year Plans, if any, are reduced by payments received by participants during the same period under the Company's 3-Year Plan and for awards of restricted stock granted as incentive compensation during such period.

     Except in the case of death, disability or termination without cause, any payments due to participants under the Individual 5-Year Plans will be made within 120 days following December 31, 1997. In the event of a change in control, as defined in the Individual 5-Year Plans, the participants' accrued awards are immediately vested and payable.

     It is impossible for the Company to estimate with reasonable accuracy the many variables affecting potential payments under the Individual 5-Year Plans. Thus, it is impossible to determine whether participation in the Individual 5-Year Plans by Messrs. Sarsten, Hanks and Tinstman will result in cash bonuses to them at the end of the performance period and, if so, in what amounts. However, if one assumed that such plans were terminated after the first year of the performance period, nothing would be due such participants under the Individual 5-Year Plans based upon 1993 performance.

     PENSION. Company retirement or actuarial benefits to the Named Executives are derived principally from three sources: (i) an annuity issued by United Pacific Life Insurance Company that was purchased for the Named Executive upon the termination of the Morrison Knudsen Corporation Retirement Plan established January 1, 1970 and terminated December 12, 1987 ("UPL Annuity"); (ii) a retirement benefit from the Morrison Knudsen Corporation Retirement Plan established January 1, 1988 and frozen December 31, 1991 ("Frozen MKRP Benefit") and (iii) a retirement benefit from supplemental retirement benefit agreements ("SRBA Benefit"). The details as to the source and amount of each Named Executive's retirement benefits are provided below.

     The following table summarizes the estimated annual benefits payable (in the form of a straight-life annuity) upon normal retirement to each of the Named
Executives:

                                  PENSION TABLE

                                              FROZEN MKRP        SRBA BENEFIT      TOTAL ANNUAL BENEFIT
                       UPL ANNUITY(1)          BENEFIT(2)        AT AGE 65(3)           AT AGE 65(6)
NAME                         ($)                  ($)                ($)                    ($)
- - - - -------------------------------------------------------------------------------------------------------
William J. Agee                0                 9,052             945,796(4)            954,848

Gunnar E. Sarsten              0                 3,192               3,501                 6,693

Stephen R. Grant               0                 9,082             280,351(5)            289,433

Stephen G. Hanks           7,284                13,755                   0                21,039

Robert A. Tinstman         9,385                17,860              10,568                37,813

- - - - --------------------------

(1)The amounts shown in this column are fixed amounts based upon the formula contained in the Morrison Knudsen Corporation Retirement Plan established January 1, 1970 and terminated December 12, 1987. Such amounts will not increase due to compensation paid or service rendered by the Named Executive after December 12, 1987.

(2)The amounts shown in this column are fixed amounts based upon the formula contained in the Morrison Knudsen Corporation Retirement Plan established January 1, 1988 and frozen December 31, 1991. Such amounts will not increase due to compensation paid or service rendered by the Named Executive after December 31, 1991.

(3)The Company has entered into several supplemental retirement benefit agreements ("SRBAs") to provide retirement income to Messrs. Agee, Sarsten, Grant and Tinstman. Generally, the SRBAs provide each Named Executive, except Mr. Hanks, with a retirement benefit equal to the difference between (a) the retirement benefit that would be payable to such participant under the Morrison Knudsen Corporation Retirement Plan established January 1, 1988 and frozen December 31, 1991, if it were not for certain limits imposed on the Named Executive under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"); and (b) the Named Executive's Frozen MKRP Benefit. This difference is referred to hereafter as the "Standard SRBA Benefit." In the case of Messrs. Sarsten and Tinstman, the Standard SRBA Benefit will not increase, absent any future amendments to their SRBAs, due to compensation paid or services rendered after December 31, 1991. Mr. Agee's SRBA, which is part of his employment agreement, also provides that he is entitled to a retirement benefit which, inclusive of the Frozen MKRP Benefit and the Standard SRBA Benefit, will equal 45% of his Final Average Compensation at normal retirement. "Final Average Compensation" is the average compensation earned by Mr. Agee during the five sequential calendar years of service out of the last ten completed calendar years of service in which his compensation was the highest. For purposes of Mr. Agee's
SRBA, his compensation is estimated to be $2.1 million, which is derived by adding the amounts set forth in the Summary Compensation Table under the columns identified as Salary, Bonus and LTIP Payouts and rounding to the nearest one hundred thousand dollars. Mr. Grant's agreement provides him with additional retirement income equal to the greater of (a) the Standard SRBA Benefit paid in monthly installments or (b) a monthly benefit at age 65 which, inclusive of the Frozen MKRP Benefit, equals 50% of his highest monthly compensation during the five consecutive years out of the last ten years of service with the Company immediately preceding retirement, less 50% of his unreduced primary Social
Security benefit. Mr. Grant's final average compensation is estimated to be $600,000 and is derived in the same manner as it is for Mr. Agee's SRBA.

(4)Such benefit is to accrue over 15 years with the Company (at which time
Mr. Agee will be age 65 and 1/2). Mr. Agee currently has five years of credited service with the Company.

(5)Such benefit is to accrue over 16 years of service with the Company.
Mr. Grant currently has five years of credited service with the Company.

(6)The amounts shown in this column are not reduced by Social Security benefits the Named Executives may receive.

     EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS. The Company has entered into the following employment agreements with the Named Executives:

     A. MR. AGEE. On April 2, 1991, the Company entered into a five-year employment agreement (April 2, 1991 through December 31, 1995) with Mr. Agee. Pursuant to the terms of the employment agreement, Mr. Agee is entitled to receive a minimum annual base salary of $750,000 and is to be considered for an annual bonus of at least 50% of his base salary with the actual bonus being determined by the Compensation Committee after an assessment of the Company's financial performance and Mr. Agee's strategic accomplishments. He is also entitled to participate in (i) the Company's 5-Year Plan (see description on page 7 herein); (ii) the Key Executive Life Insurance Plan (which provides pre-retirement life insurance of three times base salary, inclusive of the Company's group plan and which provides post-retirement life insurance of one times base salary); (iii) the Key Executive Disability Insurance Plan (which provides a disability benefit of 60% of base salary and annual bonus, inclusive of all Company and government programs) and (iv) all other health and welfare benefits generally available to executive officers of the Company. Upon retirement at age 65, he is entitled to receive a retirement benefit of 45% of his final average compensation less any benefits provided under the Company's frozen defined benefit retirement plan. Lesser benefits are payable if he retires before age 65. See footnote 3 on page 17 for a description of Mr. Agee's retirement benefits.

     Under the employment agreement, Mr. Agee is also entitled to receive a severance benefit equal to twice his base compensation (which includes such items as base salary, bonuses and participation in health and retirement programs) if his employment is terminated for a reason other than death, disability, cause, voluntary resignation under circumstances not constituting constructive termination or the expiration of the employment agreement. Under such circumstances, the Company will fully vest all unvested stock options and restricted stock awards previously granted and fully vest and immediately pay any accrued awards and bonuses. If any payments due under the employment agreement will result in liability to Mr. Agee for an excise tax imposed by
Section 4999 of the Internal Revenue Code, the Company has agreed to pay him an amount which (after deducting any Federal, state and local income taxes payable with respect to such amount) is sufficient to fully satisfy such tax.

     B. MR. SARSTEN. Effective March 1, 1994, the Company entered into a one-year employment agreement (March 1, 1994 through February 28, 1995) with Mr. Sarsten in connection with his new duties as Chairman and Chief Executive Officer of MK International. The employment agreement may be extended from year to year upon mutual consent of the parties. The employment agreement supersedes a prior agreement effective January 1, 1993. Under the terms of the new employment agreement, Mr. Sarsten is entitled to receive a minimum annual base salary of $141,667. Annual incentive compensation, if any, is to be agreed upon by the parties at a later date. He is entitled to participate in the Company's Key Executive Life Insurance Plan (which provides pre-retirement life insurance coverage of three times his annual base salary as set forth in the Summary Compensation Table of this Proxy Statement and which provides post-retirement life insurance coverage of one times such annual base salary) and the Key Executive Disability Insurance Plan (which provides a disability benefit of 60% of his current base salary and incentive bonus, if any, inclusive of all Company and government programs). He is also entitled to all other health and welfare benefits generally available to executive officers of the Company.

     Mr. Sarsten is entitled to receive a severance benefit if his employment is terminated for a reason other than death, disability, cause or voluntary resignation during the term of the agreement. Such benefit is equal to the sum of (i) the annual base salary for the remainder of the term of the agreement;
(ii) the amounts forfeited, if any, in his accounts under the Morrison Knudsen Corporation 401(k) Savings Plan, ESOP and Supplemental Savings Plan at the time of termination of employment and (iii) the benefits forfeited, if any, under the Morrison Knudsen Corporation Retirement Plan, effective January 1, 1988 and frozen as of December 31, 1991 and his retirement benefit under the Supplemental Retirement Benefit Agreement, effective October 10, 1990 at the time of termination of employment.

     C. MR. GRANT. Effective January 1, 1989, the Company entered into an employment agreement with Mr. Grant. The agreement does not set forth a minimum term of employment with the Company; however, while employed Mr. Grant is entitled to receive a minimum annual base salary of $310,000 and is to be considered for an annual bonus (with no amount specified). Additionally, he is entitled to participate in the health and welfare benefit plans generally available to all other employees of the Company. Pursuant to the terms of the employment agreement, Mr. Grant received 15,000 options to purchase shares of the Company's common stock.

     Under the terms of the employment agreement, Mr. Grant is entitled to receive a severance benefit equal to twice his annual base salary on the date of termination if he terminates his employment for "good reason" as defined in the agreement after the occurrence of a change in control. Additionally, all outstanding options become immediately exercisable and all restrictions on restricted stock awards immediately lapse upon a change in control. In Mr. Grant's case, the options and restricted stock granted in 1989 are now fully vested and unrestricted. Finally, the Company has agreed to pay Mr. Grant an amount which (after deducting any Federal, state and local income taxes payable with respect to such amount) is equal to the tax, if any, imposed by Section 4999 of the Internal Revenue Code.

     D. MESSRS. HANKS AND TINSTMAN. Effective January 1, 1993, the Company entered into five-year employment agreements (January 1, 1993 through December 31, 1997) with Messrs. Hanks and Tinstman. Pursuant to the terms of the employment agreements, Messrs. Hanks and Tinstman are entitled to receive a minimum annual base salary of $250,000 and $250,000, respectively, and to participate in the Company's annual bonus plan applicable to their Corporate position or Operating Group position. They are also entitled to participate in
(i) an Individual 5-Year Plan tailored to their Corporate position or Operating Group position (see descriptions on page 16 herein), (ii) the Key Executive Life Insurance Plan (which provides pre-retirement life insurance of three times base salary, inclusive of the Company's group plan and which provides post-retirement life insurance of one times base salary), (iii) the Key Executive Disability Insurance Plan (which provides a disability benefit of 60% of base salary and annual bonus, inclusive of all Company and government programs) and (iv) all other health and welfare benefits generally available to executive officers of the Company.

     Under the employment agreements, Messrs. Hanks and Tinstman are also entitled to receive a severance benefit equal to twice their base compensation (which includes such items as base salary in effect immediately preceding the termination of employment, bonuses and participation in health and retirement programs) if their employment is terminated for a reason other than death, disability, cause, voluntary resignation under circumstances not constituting constructive termination or the expiration of their employment agreements. Under such circumstances, the Company will fully vest all unvested stock options and restricted stock awards previously granted, and fully vest and immediately pay any accrued awards and bonuses. If any payments due under the employment agreements will result in liability to Messrs. Hanks and Tinstman for an excise tax imposed by Section 4999 of the Internal Revenue Code, the Company has agreed to pay to them an amount which (after deducting any Federal, state and local income taxes payable with respect to such amount) is sufficient to fully satisfy such tax.

     INDEBTEDNESS INFORMATION. There are no officers or directors who have had, at any time since January 1, 1993, more than $60,000 of debt to the Company.

     FILING DISCLOSURE. Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require the Company's officers and directors and persons who own more than 10% of the Company's common stock to file reports of ownership and changes in ownership with, among others, the Securities and Exchange Commission and to furnish the Company with copies.

     Based on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the last fiscal year all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except Brent D. Brandon and James N. Ellis, who after their appointments as executive officers, each filed late their Forms 3, INITIAL STATEMENT OF BENEFICIAL OWNERSHIP; and Mrs. Peden and Messrs. Arrillaga, Hemmeter, McCabe and Ueberroth, who due to administrative error, each filed late either their Form 5 or amended Form 5, ANNUAL STATEMENT OF BENEFICIAL OWNERSHIP, in which they reported their 1993 accrual of phantom stock units under the Company's Non-Employee Directors Deferred Compensation Plan.

     VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF. The following table shows the persons (as the term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company to beneficially own more than five percent of the Company's common stock. It also shows the same information for all directors of the Company, the Named Executives, and the directors and officers of the Company as a group:

      (1)                                        (2)                      (3)                      (4)
NAME AND ADDRESS                        NUMBER OF SHARES AND       RIGHT TO ACQUIRE        PECENT OF CLASS(2)
OF BENEFICIAL OWNER                     NATURE OF BENEFICIAL       WITHIN 60 DAYS OF
                                           OWNERSHIP AS OF         JANUARY 17, 1994
                                         JANUARY 17, 1994(1)
                                          (INCLUDING SHARES
                                           IN COLUMN (3))
- - - - -------------------------------------------------------------------------------------------------------------
Merrill Lynch & Co., Inc.                      2,516,850(3)                    0                   7.70%
World Financial Center, North Tower
250 Vesey Street
New York, NY 10281

Mellon Bank Corporation                        2,293,642(4)                    0                   7.02%
One Mellon Bank Center
Pittsburgh, PA 15258

DIRECTORS:

William J. Agee                                  395,089(5)              240,000                   1.21%

John  Arrillaga                                   14,000(6)                8,000                       *

Zbigniew Brzezinski                                2,400                       0                       *

Lindsay E. Fox                                     8,000                   8,000                       *

Christopher B. Hemmeter                           14,000                  12,000                       *

Peter S. Lynch                                    19,000                  12,000                       *

Robert A. McCabe                                  12,806                  12,000                       *

Irene C. Peden                                    12,200                   8,000                       *

Gerard R. Roche                                   12,000                   8,000                       *

John W. Rogers, Jr.                                5,000                   4,000                       *

Gunnar E. Sarsten                                 59,514                       0                       *

Peter V. Ueberroth                                22,350(7)               12,000                       *

NAMED EXECUTIVES:

Stephen R. Grant                                  62,291                  50,000                       *

Stephen G. Hanks                                  37,065                  30,002                       *

Robert A. Tinstman                                63,801                  32,602                       *

All Directors and Executive Officers
as a Group (21)                                  802,156                 473,354                   2.45%

- - - - -------------------------

*Indicates that the percentage of shares beneficially owned does not exceed 1% of the class.

(1)For purposes of this table, shares are considered to be "beneficially" owned if the person directly or indirectly has the sole or shared power to vote or direct the voting of the securities or the sole or shared power to dispose of or direct the disposition of the securities; and a person is considered to be the beneficial owner of shares if that person has the right to acquire the beneficial ownership of the shares within 60 days of January 17, 1994. The numbers shown in this column include shares allocated to an employee's account under the Company's Employee Stock Ownership Plan and include shares purchased under the Company's 401(k) Savings Plan by an employee who has shared voting power and sole dispositive power over such shares, except in cases where dispositions are required by law.

(2)The percentages shown are calculated based upon the shares indicated in column (2).

(3)Merrill Lynch & Co., Inc. ("Merrill") filed a Schedule 13G on February 14, 1994 with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. The Schedule 13G states that Merrill and certain of its subsidiary corporations are the beneficial owners of 2,516,850 shares of the Company's common stock of which Merrill has sole voting power as to 0 shares, shared voting power as to 2,516,850 shares, sole dispositive power as to 0 shares, and shared dispositive power as to 2,516,850 shares.

(4)Mellon Bank Corporation ("Mellon") filed an Amendment No. 4 to Schedule 13G dated February 8, 1994 with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. The Amendment No. 4 to Schedule 13G states that Mellon and certain of its subsidiary corporations are the beneficial owners of 2,293,642 shares of the Company's common stock of which Mellon has sole voting power as to 197,000 shares, shared voting power as to 0 shares, sole dispositive power as to 207,000 shares and shared dispositive power as to 10,000 shares. Mellon Bank, N.A., a subsidiary of Mellon, is the trustee for the Company's Employee Stock Ownership Plan, which holds 2,076,642 shares, which shares are included in the total above. The trustee has dispositive powers to the extent dispositions are required under the Employee Stock Ownership Plan.
All shares allocated to a participant's account may be voted by the participant.
Allocated shares not voted by the participant and unallocated shares are voted in the same manner and proportion the allocated shares are voted.

(5)Mr. Agee shares with his spouse the power to vote and dispose of 133,090 shares, which they own as joint tenants and which shares are included in the figure above. As a director of The Semper Charitable Foundation, a non-profit corporation, Mr. Agee shares voting and dispositive power with one other director as to 19,000 shares, which shares are included in the figure above.

(6)As a trustee for the John Arrillaga TR UA JUL 20 77 FBO John Arrillaga
Separate Property Trust, Mr. Arrillaga has sole voting and dispositive power as to 2,000 shares, which shares are included in the figure above.

(7)As a trustee for the Peter V. Ueberroth and Virginia M. Ueberroth TR UA JUN
27 86 FBO Ueberroth Family Trust, Mr. Ueberroth shares voting and dispositive power with one other trustee as to 10,000 shares, which shares are included in the figure above.


2. APPROVAL OF THE MORRISON KNUDSEN CORPORATION CHIEF EXECUTIVE OFFICER INCENTIVE PLAN.

     INTRODUCTION. A resolution will be introduced at the 1994 Annual Meeting to approve the adoption of the Morrison Knudsen Corporation Chief Executive Officer Incentive Plan (the "CEO Plan"). A copy of the CEO Plan, which was designed by Management Compensation Group N.W. (independent compensation consultants), is attached hereto as Appendix I. The following summary of the CEO Plan is qualified in its entirety by reference to the complete text of such plan.The CEO Plan is necessitated by the recent enactment of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) provides a $1 million cap on deductions by any publicly-held corporation for certain compensation paid to the CEO, among others, effective for taxable years beginning on or after January 1, 1994.

     Compensation is exempted from the deduction disallowance computations if it is paid under a "performance-based" compensation plan. In order for a plan to be "performance-based", it must satisfy the following four conditions: (i) the compensation must be paid pursuant to an objective formula or standard which rewards the executive on the basis of pre-established measures of performance,
(ii) the performance goals must be established by a compensation committee of the board of directors that is comprised solely of two or more outside directors, (iii) the material terms of the plan must be disclosed to and approved by a majority of voting shareholders before payment and (iv) the compensation committee must certify that the performance goals have been satisfied before payment of any award.

     On April 2, 1991, the Company entered into an employment agreement with Mr. Agee (see page 18) in which it agreed to consider paying Mr. Agee a minimum annual bonus of an amount at least equal to 50% of his annual base salary. Mr. Agee's actual bonus under his employment agreement was to be determined by the Compensation Committee after a review of the Company's financial performance and Mr. Agee's strategic accomplishments. Under Section 162(m) of the Code, bonus payments to Mr. Agee (to the extent his includable compensation otherwise exceeded $1 million), would not be deductible by the Company. In an effort to insure the deductibility of the annual bonus compensation paid to Mr. Agee, the Company proposes to establish the CEO Plan. The establishment of the CEO Plan does not nullify Mr. Agee's contractual right to have the Compensation Committee consider paying him a bonus thereunder. However, it is the current intent of the Compensation Committee to look generally to the CEO Plan for the majority, if not all, of Mr. Agee's annual bonus compensation.

     DESCRIPTION. Pursuant to the terms of the Plan, there is only one class of eligible participants: the CEO.

     The CEO Plan is designed to reward the CEO to the extent the Company achieves certain prespecified results in the Company's (i) annual earnings per share ("EPS") and (ii) common stock price.

     The formula works as follows:

     Maximum Potential Award = the sum of Tier 1 bonus and Tier 2 bonus (subject to a maximum of $3 million).

     TIER 1. The Tier 1 bonus is derived from a schedule that is established and approved by the Compensation Committee each year. The level of the Tier 1 bonus is a function of the Company's EPS. Under no circumstances shall the Tier 1 bonus exceed $1.6 million. For 1994, the Tier 1 bonus begins at $630,000 when EPS is $.84 per share and increases by 10% for each increase of 10% in EPS above $.84 per share up to a maximum Tier 1 bonus for 1994 of $1,594,405 at $2.13 per share. In 1994, no bonus is payable if the EPS is less than $.84 per share. The Company will interpolate when EPS falls between discrete points of achievement.

     TIER 2. The Tier 2 bonus is derived as follows: (Tier 1 bonus times stock appreciation multiplier) less Tier 1 bonus. The factor used as the stock appreciation multiplier is a function of price in the Company's common stock and for 1994 the factor ranges from 1.0 at $25-1/8 per share to 2.0 at $40-1/2 per share. The Company will interpolate when the price of its common stock falls between discrete points of achievement.

     The following chart demonstrates the potential 1994 bonus payable to Mr. Agee at the discrete points of achievement in Stock Price and Earnings Per Share as identified below:

- - - - --------------------------------------------------------------------------------

If there is No Change in the Company's Stock Price:

      Earnings Per Share = $0.84 then Bonus = Approximately      $  630,000
      Earnings Per Share = $0.96 then Bonus = Approximately         720,000
      Earnings Per Share = $1.08 then Bonus = Approximately         810,000
      Earnings Per Share = $1.20 then Bonus = Approximately         900,000
      Earnings Per Share = $1.32 then Bonus = Approximately         990,000
      Earnings Per Share = $1.45 then Bonus = Approximately       1,089,000
      Earnings Per Share = $1.57 then Bonus = Approximately       1,179,000
      Earnings Per Share = $1.69 then Bonus = Approximately       1,265,000
      Earnings Per Share = $1.81 then Bonus = Approximately       1,355,000
      Earnings Per Share = $1.94 then Bonus = Approximately       1,456,000
      Earnings Per Share = $2.06 then Bonus = Approximately       1,495,000
      Earnings Per Share = $2.13 then Bonus = Approximately       1,550,000

If the Stock Price Increases to $30.375 Per Share:

and   Earnings Per Share = $0.84 then Bonus = Approximately      $  630,000
      Earnings Per Share = $0.96 then Bonus = Approximately         720,000
      Earnings Per Share = $1.08 then Bonus = Approximately         810,000
      Earnings Per Share = $1.20 then Bonus = Approximately         900,000
      Earnings Per Share = $1.32 then Bonus = Approximately       1,386,000
      Earnings Per Share = $1.45 then Bonus = Approximately       1,524,000
      Earnings Per Share = $1.57 then Bonus = Approximately       1,650,000
      Earnings Per Share = $1.69 then Bonus = Approximately       1,771,000
      Earnings Per Share = $1.81 then Bonus = Approximately       1,897,000
      Earnings Per Share = $1.94 then Bonus = Approximately       1,990,000
      Earnings Per Share = $2.06 then Bonus = Approximately       2,165,000
      Earnings Per Share = $2.13 then Bonus = Approximately       2,232,000

If the Stock Price Increases to $40.50 Per Share:

and   Earnings Per Share = $0.84 then Bonus = Approximately      $  630,000
      Earnings Per Share = $0.96 then Bonus = Approximately         720,000
      Earnings Per Share = $1.08 then Bonus = Approximately         810,000
      Earnings Per Share = $1.20 then Bonus = Approximately         900,000
      Earnings Per Share = $1.32 then Bonus = Approximately       1,980,000
      Earnings Per Share = $1.45 then Bonus = Approximately       2,178,000
      Earnings Per Share = $1.57 then Bonus = Approximately       2,358,000
      Earnings Per Share = $1.69 then Bonus = Approximately       2,530,000
      Earnings Per Share = $1.81 then Bonus = Approximately       2,710,000
      Earnings Per Share = $1.94 then Bonus = Approximately       2,914,000
      Earnings Per Share = $2.06 then Bonus = Approximately       3,000,000
      Earnings Per Share = $2.13 then Bonus = Approximately       3,000,000
- - - - --------------------------------------------------------------------------------

     No later than April 1 of each year, the Compensation Committee will establish (i) the threshold EPS as well as the range of EPS possibilities and the associated Tier 1 bonus amounts at such levels and (ii) the factors used as the stock appreciation multiplier (ranging from 1.0 to 2.0) for various levels of achievement in the price of the Company's common stock. At the end of the year, the Compensation Committee will certify the results achieved under the CEO Plan and the Maximum Potential Award for such year. The Compensation Committee retains the sole discretion to adjust the Maximum Potential Award downward based upon subjective factors. Under no circumstances can the Maximum Potential Award for a given year exceed $3 million.

     The following table summarizes the maximum compensation that would have been payable to Mr. Agee under the terms of the CEO Plan (using 1994 EPS targets and 1994 factors for the stock appreciation multiplier) had the CEO Plan been in effect during 1993. No other officers or Named Executives of the Company are eligible for participation in the CEO Plan.


                                NEW PLAN BENEFITS
                 MORRISON KNUDSEN CORPORATION CEO INCENTIVE PLAN

NAME AND POSITION                                               DOLLAR VALUE ($)
- - - - --------------------------------------------------------------------------------
William J. Agee                                                      $862,500
Chairman and Chief Executive Officer

     Awards paid to the CEO under the terms of the CEO Plan are to be paid in cash upon approval by the Compensation Committee. The Compensation Committee will be responsible for administering the CEO Plan and certifying the results achieved under the terms of the CEO Plan.

     In the event the CEO should retire, die or become permanently disabled during the award year, or in the event there was a termination of the CEO's employment during the award year which was a "qualifying termination", the CEO's award amount would be paid in proportion to that part of the year he was employed by the Company. All other reasons for terminating employment result in a forfeiture of the annual bonus for such year. A qualifying termination is a termination following a "change in control" of the Company, unless such termination is for cause or without good reason, as those terms are defined in the CEO Plan.

     In the event the CEO Plan is not approved by stockholders, the Company will not establish the CEO Plan. Under such circumstances, the Compensation Committee will consider paying Mr. Agee a bonus at the end of 1994 and 1995 in accordance with the contractual terms of his five-year employment agreement and any such bonus payable thereunder may or may not be deductible by the Company under
Section 162(m) of the Code.

     The proposed text, which will be presented for a vote of the stockholders at the 1994 Annual Meeting, is:

     "RESOLVED, that the Morrison Knudsen Corporation Chief Executive Officer Incentive Plan, included as a part of the Proxy Statement for the Annual Meeting of the Stockholders to be held on May 12, 1994, is approved, effective as of January 1, 1994."

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO ADOPT THE MORRISON KNUDSEN CORPORATION CHIEF EXECUTIVE OFFICER INCENTIVE PLAN.

3.   PROPOSAL TO APPROVE THE MORRISON KNUDSEN CORPORATION STOCK COMPENSATION
     PLAN.

     INTRODUCTION. The Company's Stock Compensation Plan ("Stock Compensation Plan") was adopted by the Board of Directors effective February 18, 1994, subject to stockholder approval. The Stock Compensation Plan is designed to encourage stock ownership by officers and other salaried key employees of the Company and its subsidiary corporations and to promote the long-term interests of the Company and its stockholders by providing these key employees with an additional incentive to promote the financial success of the Company and its subsidiary corporations.

     The Stock Compensation Plan allows the Company to grant, with respect to its $1.66-2/3 par value common stock, restricted stock, incentive stock options, nonqualified stock options, and/or stock appreciation rights and limited stock appreciation rights to officers and other key employees of the Company and its subsidiary corporations. One and one-half million shares of the Company's common stock have been authorized for awards under the Stock Compensation Plan by the Board of Directors. This represents approximately 4.5% of the currently authorized and outstanding shares of common stock of the Company. Of the 1.5 million shares authorized for issuance under the Stock Compensation Plan, 85%, or 1,275,000 shares, will be set aside for option use (including stock appreciation rights and limited stock appreciation rights) and 15%, or 225,000 shares, will be set aside for restricted stock use. The Stock Compensation Plan imposes no limit on the number of officers and other key employees to whom awards may be made, but restricts participation to the classes of individuals described below.

     The following classes of officers and key employees of the Company or its subsidiary corporations will be eligible for awards or grants under the Stock Compensation Plan with no one individual eligible to receive over a ten-year period of time (when combined with all awards under the Plan) more than the number of shares set forth below:


        CLASS OF ELIGIBLE INDIVIDUAL                                      MAXIMUM SHARES AVAILABLE FOR AWARD
(APPROXIMATE NUMBER OF PARTICIPANTS IN CLASS)                                      TO AN INDIVIDUAL
- - - - ------------------------------------------------------------------------------------------------------------
Chief Executive Officer (1)                                                             600,000

President and Chief Operating Officer (1)                                               300,000

Corporate Executive and Senior Vice Presidents (3)                                      200,000

Group Presidents (4)                                                                    150,000

Corporate Vice Presidents and Group Executive Vice Presidents (13)                      100,000

Other Key Employees (Grade 16 and above) (1,240)                                         80,000

     For purposes of this description, the above individuals are referred to as "Participants."

     A copy of the Stock Compensation Plan is attached hereto as Appendix II. The following summary of the Stock Compensation Plan is qualified in its entirety by reference to the complete text of the Stock Compensation Plan.

     STOCK OPTION FEATURES. Under the Stock Compensation Plan, options to purchase the Company's common stock may be granted to key employees of the Company and any of its subsidiary corporations and may be granted alone or with related stock appreciation rights ("SARs") and/or limited stock appreciation rights ("LSARs"). Options may take the form of Incentive Stock Options ("ISOs") under Section 422 of the Code or options which do not qualify as ISOs (Nonqualified Stock Options "NQSOs"). Initially, each option is exercisable over a period of up to ten years from the date of grant. During this ten-year period, options must be exercised in accordance with the terms, conditions and restrictions established by the Compensation Committee. As required by Section 422 of the Code, the aggregate fair market value

(as defined in the Stock Compensation Plan) of the Company's common stock (determined as of the date of grant of the ISO) with respect to which ISOs granted to an employee are exercisable for the first time in any calendar year may not exceed $100,000. The foregoing limitation does not apply to NQSOs.

     Initially, each option will be exercisable over a period, determined by the Compensation Committee of the Board in its discretion, of up to ten years from the date of grant. Options may be exercisable during the option period at such time, in such amounts, and in accordance with such terms and conditions and subject to such restrictions as are determined by the Compensation Committee and set forth in option agreements evidencing the grant of such options. No option will be exercisable prior to the expiration of six months after the date it was granted.

     The exercise price of an option may not be less than 100% of the fair market value of the shares of the Company's common stock on the date of grant. Fair market value of the Company's common stock is defined as the mean between the highest and lowest quoted selling price on the New York Stock Exchange. On March 18, 1994, the fair market value was $28.3125 per share.

     The shares purchased upon the exercise of an option are to be paid in cash or through the delivery of other shares of the Company's common stock with a value equal to the total exercise price, or with money loaned (with full recourse) by the Company to the optionee in compliance with applicable law and on terms and conditions to be determined by the Company, with a combination of the foregoing, or any other consideration approved by the Compensation Committee. An option is not transferable except by will or the laws of descent and distribution. If the employment of an optionee terminates for any reason (other than for cause or by reason of death, disability or retirement) the optionee may, within the three-month period following such termination, exercise such options to the extent the optionee was entitled to exercise such options at the date of termination. If an optionee dies while employed or terminates employment by reason of disability or retirement, the options may be exercised within one year after the optionee's death by the person or persons to whom the optionee's rights pass or within one year after the optionee's disability or retirement. In no other case may the options be exercised later than the expiration date specified in the option grant.

     The Stock Compensation Plan permits an optionee, with the consent of the Compensation Committee, to pay any income tax incurred by the optionee upon exercise of an option with shares of Company common stock otherwise issuable to the optionee. The number of shares issued to the optionee are thereby reduced, and the Company pays the taxes of the optionee with cash.

     STOCK APPRECIATION RIGHTS. The Stock Compensation Plan authorizes the Compensation Committee to grant SARs in conjunction with an option or independent of any option. The Compensation Committee may grant SARs related to options simultaneously with the grant of an option or, in the case of NQSOs, at any time during their respective terms.

     SARs may not be exercised until the expiration of six months from the date of grant. SARs related to options will be exercisable only if, and to the extent that, the options to which they relate are exercisable and only when the fair market value of the common stock exceeds the exercise price. When an SAR related to an option is exercised, the underlying option terminates to the extent of the number of shares to which the SAR is exercised. Conversely, if an underlying option is exercised, the related SAR terminates to the extent of the number of shares covered by the option. As with ISOs and NQSOs, the Compensation Committee sets the terms and conditions which govern the exercise of SARs. Exercise of SARs also will be subject to such further restrictions (including limits on the time of exercise) as may be required to satisfy the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission. SARs are not transferable except by will or under the laws of descent and distribution.

     Upon exercise of an SAR, the employee will receive for each share for which an SAR is exercised, as determined by the Compensation Committee in its discretion, (i) shares of the Company's common stock, or (ii) cash or (iii) cash and shares of the Company's common stock, equal to the difference between (a) the fair market value per share of the common stock on the date of exercise of the SAR and (b) the exercise price per share of the SAR. The exercise price of an SAR that is related to an option will be the exercise price of the option. The exercise price of an SAR that is not related to an option will be the fair market value (as defined in the Stock Compensation Plan) of a share of the Company's common stock on the date of grant of the SAR.

     When an SAR related to an option is exercised, the related option will terminate to the extent of the number of shares with respect to which the SAR is exercised, but will be deemed to have been exercised for purposes of determining the number of shares available for the grant of options under the Stock Compensation Plan. Conversely, if a related option is exercised, the related SAR will terminate to the extent of the number of shares covered by the option exercise.

     The terms of the SARs will be set forth in an agreement with the employee, which agreement will contain the provisions referred to above and such other provisions as the Compensation Committee may determine.

     The Compensation Committee may also grant LSARs with respect to all or any portion of the shares covered by options or SARs. LSARs may not be exercised within six months of the date of grant and may be exercised only during the 60-day period following a trigger event, as defined in the Stock Compensation Plan.

     LIMITED STOCK APPRECIATION RIGHTS. The Stock Compensation Plan also authorizes the Compensation Committee to grant LSARs with respect to all or any portion of the shares covered by options or SARs. The Compensation Committee may grant LSARs simultaneously with the grant of an option or SAR or, in the case of NQSOs and SARs not related to ISOs, at any time during their respective terms.

     LSARs may be exercised only if (i) a tender offer or exchange offer, other than one made by the Company or a subsidiary corporation or employee benefit plan of the Company, is made for the Company's common stock and shares of such stock are purchased pursuant to such offer, irrespective of the number of shares so purchased; (ii) the Company's stockholders approve an agreement to merge or consolidate the Company with or into another corporation which will not be controlled by the Company's stockholders or to sell or otherwise dispose of substantially all its assets; (iii) common stock of the Company, representing more than 30% of the voting power of the Company, is acquired by any person or group other than the Company or a subsidiary corporation or employee benefit plan of the Company or (iv) there is a substantial change in the composition of the Company's Board over a period of two consecutive years. LSARs may be exercised only during the 60-day period following the occurrence of any of these events. All options and SARs become fully exercisable on the occurrence of any of these events, except that no option, SAR or LSAR may be exercised for six months after the date of grant. LSARs may, in certain circumstances, be deemed to have an anti-takeover effect.

     Upon exercise of an LSAR granted to an optionee, such optionee will receive for each share for which an LSAR is exercised an amount in cash equal to the difference between (i) the exercise price per share of the option to which the LSARs relate and (ii) the greater of (x) the highest fair market value of the Company's common stock during the 90-day period ending on the date the LSARs are exercised, and (y) whichever of the following is applicable: (a) the highest per share price paid in any tender offer or exchange offer which is in effect at any time during the 60 days preceding the exercise of the LSARs; (b) the fixed or formula price for the acquisition of shares of the Company's common stock in a merger or similar agreement approved by stockholders, if such price is determinable on the date of exercise and (c) the highest price per share shown on Schedule 13D or amendment thereto, filed by the holders of the specified percentage of stock whose acquisition gives rise to the exercisability of the LSAR. In the case of any LSAR related to an ISO, however, the holder of an LSAR will receive an amount equal to the excess of the fair market value per share on the date the LSAR is exercised over the exercise price.

     When LSARs are exercised, the options to which they relate will terminate to the extent of the number of shares with respect to which the LSARs are exercised, but will be deemed to have been exercised for purposes of determining the number of shares available for the grant of options under the Stock Compensation Plan. The terms of the LSARs will be set forth in the agreement covering the options or SARs to which the LSARs relate, which agreement will contain the provisions referred to above and such other provisions as the Compensation Committee may determine.

     RESTRICTED STOCK AWARDS. Awards of the Company's common stock may be made by the Compensation Committee subject to the restriction that such shares may not be sold, exchanged, transferred, pledged or otherwise disposed of until such restriction lapses. The restriction may lapse due to the passage of time or the satisfaction of certain predetermined performance criteria as determined by the Compensation Committee, unless terminated earlier by any of the following events: (i) a recipient's attainment of age 65 (in which case the restriction lapses pursuant to a formula in the Stock Compensation Plan); (ii) a recipient's death; (iii) a recipient's disability; (iv) the occurrence of a trigger event, as defined in the Stock Compensation Plan and (v) any other time determined by the Compensation Committee in its sole discretion. Subject to the above restrictions, a grantee of an award has all the rights of a stockholder with respect to the shares covered by the award including the right to vote such shares and the right to receive cash or stock dividends with respect thereto.

     ADMINISTRATION OF THE STOCK COMPENSATION PLAN. The Compensation Committee will administer the Stock Compensation Plan. The Board of Directors may, however, designate another committee composed of directors meeting certain requirements to administer the Stock Compensation Plan. Members of the Compensation Committee or such other committee are not eligible to participate in the Stock Compensation Plan.

     The Compensation Committee will decide when and to whom to make grants, the number of shares to be covered by the grants, the vesting schedule, the type of awards and the terms and provisions relating to the exercise of the awards. The Compensation Committee may interpret the Stock Compensation Plan and may at any time adopt such rules and regulations for the Stock Compensation Plan as it deems advisable. The Board may at any time amend or terminate the Stock Compensation Plan and change its terms and conditions, except that, without stockholder approval, no such amendment may (i) increase the maximum number of shares as to which awards may be granted under the Stock

Compensation Plan, except for adjustments to reflect stock dividends or other recapitalizations affecting the number or kind of outstanding shares; (ii) increase the maximum number of shares as to which awards may be made to any one individual under the Stock Compensation Plan; (iii) materially increase the benefits accruing to Stock Compensation Plan participants; (iv) materially change the requirements as to eligibility for participation in the Stock Compensation Plan or (v) remove the administration of the Stock Compensation Plan from the Compensation Committee provided under the Stock Compensation Plan or render any member of the Compensation Committee eligible to receive an award under the Stock Compensation Plan.

     ACCOUNTING EFFECTS. Under current accounting rules, neither the grant nor exercise of options (without SARs) under the Stock Compensation Plan is expected to result in any charge to the earnings of the Company. The utilization of SARs requires an expense accrual each year for the appreciation on the SARs which it is anticipated will be exercised. The amount of such accrual is dependent upon whether, and the extent to, which such SARs are granted and the amount, if any, by which the fair market value of the Company's common stock exceeds the exercise price of the SAR. The utilization of LSARs may require a charge to the earnings of the Company under certain circumstances. A charge to earnings will be required if the LSARs become exercisable and it appears, based on the facts at the time, that individuals will exercise such rights. Such compensation generally would be equal to the amount payable on exercise of the LSARs.

     CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following is a brief summary of certain Federal income tax aspects of awards made under the Stock Compensation Plan based upon the Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

     For Federal income tax purposes, an optionee holding an NQSO generally recognizes ordinary income equal to the difference between the option price and the fair market value of the shares subject to the option, at the time the option is exercised. The grantee of an award of common stock generally recognizes ordinary income in an amount equal to the fair market value, less purchase price, if any, of such shares when they become freely transferable or are no longer subject to restrictions. The holder of a right recognizes ordinary income equal to cash received from the Company upon exercise of the right. Provided the Company withholds income taxes, it is entitled to a Federal income tax deduction at the time and to the extent the optionee, the grantee of an award or the holder of a right recognizes income. The holder of an ISO, assuming applicable holding periods under the Code have been satisfied, recognizes capital gain, taxable at capital gain rates, equal to the excess of the fair market value of the shares subject to the option over the option price for such shares, at the time such shares are sold or otherwise disposed of. The Company is not entitled to a Federal income tax deduction for amounts recognized as capital gain income by the optionee of an ISO.

     A. INCENTIVE STOCK OPTIONS. An employee receiving an ISO will not realize taxable income upon the grant of the ISO or upon its timely exercise. Exercise of an ISO will be timely if made during its term and if the employee remains an employee of the Company or a subsidiary corporation at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled employee). Exercise of an ISO will also be timely if made at any time (provided it is exercisable by its terms) by the legal representative of an employee who dies (i) while in the employ of the Company or a subsidiary corporation or (ii) within three months after termination of employment. However, the Stock Compensation Plan limits the right of the legal representative of any participant to exercise an option to one year following death. Upon ultimate sale of the stock received upon such exercise, except as noted below, the employee will recognize long-term capital gain or loss (if the stock is a capital asset of the employee) equal to the difference between the amount realized upon such sale and the exercise price. The Company, under these circumstances, will not be entitled to any Federal income tax deduction in connection with either the exercise of the ISO or the sale of such stock by the employee.

     If the stock acquired pursuant to an exercise of an ISO is disposed of by the employee prior to the expiration of two years from the date of grant of the ISO or within one year from the date such stock is transferred to such employee upon exercise (a disqualifying disposition), any gain realized by the employee generally will be taxable at the time of such disqualifying disposition as follows: (i) at ordinary income rates to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the ISO is exercised (the value on a later date is likely to govern in the case of an employee whose sale of the stock at a profit could subject such employee to suit under Section 16(b) of the Securities Exchange Act of 1934) or the amount realized on such disqualifying disposition and (ii) if the stock is a capital asset of the employee, as short-term or long-term capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the stock on the date which governs the determination of the employee's ordinary income. In such case, the Company may claim a Federal income tax deduction at the time of such disqualifying disposition for the amount taxable to the employee as ordinary income. Any capital gain realized by the employee will be long-term capital gain if the employee's holding period for the stock at the time of disposition is more than one year; otherwise, it will be short-term.

     The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the exercise price will be an item of tax preference for purposes of the alternative minimum tax imposed by the Code.

     B. NONQUALIFIED STOCK OPTIONS. In the case of NQSOs, the employee will not be taxed upon grant of any such option, but rather, at the time of exercise of such NQSOs (and in the case of an untimely exercise of an ISO), the employee, except as noted below, will realize ordinary income for Federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the exercise price. The Company will generally be entitled to a tax deduction at such time and in the same amount that the employee realizes ordinary income. If stock so acquired is later sold or exchanged, then the difference between the sales price and the fair market value of such stock on the date of exercise of the option is generally taxable as long-term or short-term capital gain or loss depending upon whether the stock has been held for more than one year after such date.

     As stated above, generally income is realized by an employee upon exercise of an NQSO (or untimely exercise of an ISO). However, in the case of such exercise of an option by an employee whose sale of shares at a profit could subject the employee to suit under Section 16(b) of the Securities Exchange Act of 1934, realization of income is postponed so long as a sale of the shares would expose the employee to such suit, unless the employee elects within 30 days after exercise to be taxed as of the exercise date in the manner described above. Absent such election, such an employee will realize ordinary income at the time a sale would no longer expose him to such suit in an amount equal to the excess of the fair market value of the shares at that time over the exercise price. That fair market value will also govern for purposes of the Company's deduction and for determining the employee's gain or loss upon subsequent disposition of the shares.

     C. EXERCISE WITH SHARES. An employee who pays the exercise price upon exercise of an NQSO, in whole or in part, by delivering shares of the Company's stock already owned by him will realize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above for NQSOs. (See "Certain Federal Income Tax Consequences
- - - - -- B. Nonqualified Stock Options.") With respect to shares acquired upon exercise which are equal in number to the shares surrendered, the basis of such shares will be equal to the basis of the shares surrendered, and the holding period of such shares will include the holding period of the shares surrendered. The basis of additional shares received upon exercise will be equal to the fair market value of such shares on the date of exercise, and the holding period for such additional shares will commence on the date the option is exercised.

     When shares of the Company's stock are surrendered upon exercise of an ISO,
(i) no gain or loss will be recognized as a result of the exchange; (ii) a number of shares received which are equal in number to the shares surrendered will have a basis equal to the shares surrendered and, except for purposes of determining whether a disposition will be a disqualifying disposition, will have a holding period which includes the holding period of the shares exchanged and
(iii) any additional shares received will have a zero basis and will have a holding period which begins on the date of the exchange. If any of the shares received are disposed of within two years of the date of grant of the ISO or within one year after exercise, the shares with the lowest basis (i.e., a zero basis) will be deemed to be disposed of first, and such disposition will be a disqualifying disposition giving rise to ordinary income as discussed above.

     D. STOCK APPRECIATION RIGHTS AND LIMITED STOCK APPRECIATION RIGHTS. A grant of SARs or LSARs has no Federal income tax consequences at the time of such grant. Upon the exercise of such SARs or LSARs, the amount of any cash and, generally, the fair market value of any shares of stock of the Company received, is taxable to the employee as ordinary income and the Company will have a corresponding deduction. However, in the case of shares of the Company's common stock received by an employee whose sale of such shares at a profit would subject such employee to suit under Section 16(b) of the Securities Exchange Act of 1934, realization of income is postponed so long as such a sale would expose the employee to such suit, unless the employee elects within 30 days after exercise to be taxed as of the exercise date in the manner described above. Absent such election, such employee will realize ordinary income at the time such potential liability lapses in an amount equal to the fair market value at that time. Upon the sale of the Company's stock acquired by the exercise of SARs, employees will realize long-term or short-term capital gain or loss, depending upon their holding period for such stock.

     The text of the proposed resolution is as follows:

     "RESOLVED, that the Morrison Knudsen Corporation Stock Compensation Plan, included as a part of the Proxy Statement for the Annual Meeting of Stockholders to be held on May 12, 1994 is approved, effective February 18, 1994."

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO
        ADOPT THE MORRISON KNUDSEN CORPORATION STOCK COMPENSATION PLAN.

4.   RATIFICATION OF APPOINTMENT OF AUDITORS.

     The Board of Directors of the Company has appointed Deloitte & Touche as auditors to make an examination of the consolidated financial statements of the Company and its subsidiary corporations for the fiscal year ending December 31, 1994. This firm of independent public accountants has served as the Company's auditors since February, 1989. A proposal that the appointment of Deloitte & Touche be ratified will be submitted to stockholders at the meeting, and the Board of Directors recommends ratification of the appointment. Representatives of Deloitte & Touche will be present at the meeting, will be given the opportunity to make a statement if they wish and will be available to respond to appropriate questions.

     The Audit Committee of the Company's Board of Directors has approved a policy which states that the Company's principal independent accountants may be engaged to perform any service normally provided by accounting firms to publicly held clients, provided that management is satisfied that the independence requirements of the American Institute of Certified Public Accountants and the Securities and Exchange Commission have been met. The Audit Committee, after reviewing compliance with this policy, has approved all services rendered.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE
             RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE.


                  STOCKHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

     Any proposal submitted by a stockholder for action at the Company's 1995 Annual Meeting of Stockholders must be submitted in a letter to the Secretary of the Company and received on or before November 14, 1994, in the form required by and subject to the other requirements of applicable rules of the Securities and Exchange Commission. The Compensation Committee will consider nominees for the Board of Directors recommended by stockholders for the 1995 Annual Meeting if the following information concerning each nominee is disclosed in writing: name, age, business address, residence address, principal occupation or employment, class and number of shares of common stock of the Company which are beneficially owned by each nominee and other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. The stockholder making the nomination must also disclose his or her name, address and the number of shares beneficially owned. All such recommendations must be submitted to the Company in a letter to the Secretary of the Company not less than 50 days nor more than 75 days prior to the 1995 Annual Meeting; provided, however, that in the event that less than 65 days notice is given to stockholders, such recommendation by the stockholder must be received not later than 15 days following the day on which the notice of the 1995 Annual Meeting is mailed.

                             SOLICITATION OF PROXIES

     Proxies are being solicited from the Company's stockholders on behalf of the Board of Directors, whose names appear beginning on page 2 herein. The cost of such solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company by personal interview, telephone, facsimile or telegram. Such directors will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Company's common stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith. The Board of Directors intends to utilize the services of Georgeson & Company Inc. of New York, New York, an investor relations, counseling and proxy solicitation firm, in connection with this solicitation of proxies. Although the exact cost of those services is not known at this time, it is anticipated that the cost will be approximately $8,000.

Dated: April 4, 1994                    BY ORDER OF THE BOARD OF DIRECTORS

                                        Stephen G. Hanks
                                        Executive Vice President -
                                          Finance and Administration


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

                                   APPENDIX I

                          MORRISON KNUDSEN CORPORATION

                     CHIEF EXECUTIVE OFFICER INCENTIVE PLAN

                                    ARTICLE I
                                     GENERAL

     1.1 PURPOSE. The purpose of the Chief Executive Officer Incentive Plan (the "Plan") of Morrison Knudsen Corporation, a Delaware corporation (the "Company") is to enhance the ability of the Company to attract and retain a competent chief executive officer by rewarding superior performance and increasing proprietary and personal interests of a successful chief executive officer in the Company. The Plan is intended to provide performance-based compensation as defined in
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). All capitalized terms not otherwise defined in the text hereof shall have the meanings set forth in Article II.

     1.2 EFFECTIVE DATE. Subject to its approval by the shareholders, this Plan shall become effective January 1, 1994, and shall continue from year to year, subject to shareholder approval (and any re-approval requirements) mandated for performance-based compensation under Section 162(m) of the Code, or any successor provision, and subject to the right of the Board to terminate the Plan, on a prospective basis only, at any time.

     1.3 ELIGIBILITY. Participation in the Plan is limited to the Chief Executive Officer ("CEO") of the Company or to the Chief Executive Officers of the Company, if the Company has more than one CEO during its fiscal year, who shall hereinafter be referred to individually and collectively as "Participant."

                                   ARTICLE II
                                   DEFINITIONS

     The following definitions of certain capitalized terms shall apply for purposes of this Plan:

     2.1 BASE STOCK PRICE. "Base Stock Price" for a Performance Period shall mean the closing price of the Company's common stock on the last day of the year immediately preceding the Performance Period.

     2.2 BENEFICIAL OWNER. "Beneficial Owner" shall have the meaning defined in Rule 13d-3 under the Exchange Act.


     2.3 BOARD. "Board" shall mean the Board of Directors of the Company.

     2.4 CAUSE. "Cause" for termination by the Company of the Participant's employment shall mean:

          (a) The willful and continued failure by the Participant to substantially perform the Participant's duties with the Company (other than any such failure resulting from the Participant's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Participant by the Board, which demand specifically identifies the manner in which the Board believes that the Participant has not substantially performed the Participant's duties, or

          (b) The willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.

     For purposes of clauses (a) and (b) of this definition, no act, or failure to act, on the Participant's part shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant's act, or failure to act, was in the best interest (or not contrary to the best interest) of the Company.

     2.5 CHANGE IN CONTROL. "Change in Control" shall mean a change in control of the Company, which shall be deemed to have occurred if the conditions set forth in any one of the following three paragraphs shall have been satisfied:

          (a) Any person, other than (i) the Company; (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or
(iii) a company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

          (b) During any period not exceeding two consecutive years individuals who at the beginning of such period constitute the Board and any new director(s) (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in Section 2.5(a) or Section 2.5(c) hereof) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

          (c) The shareholders of the Company approve a merger or consolidation of the Company with any other company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

     2.6 COMMITTEE. "Committee" shall mean the Committee appointed to administer the Plan pursuant to Article V.

     2.7 EARNINGS PER SHARE. "Earnings Per Share" shall mean the primary earnings per share for the calendar year determined in accordance with generally accepted accounting principles ("GAAP") as reported in the Company's Annual Report.

     2.8 EARNINGS PER SHARE BONUS TABLE. "Earnings Per Share Bonus Table" shall mean that table approved by the Committee at the beginning of each Performance Period (and in no event later than April 1 of each calendar year) which sets forth the Tier 1 bonus payable under discrete points of achievement in the Company's Earnings Per Share for such year. Earnings Per Share results that fall between discrete points of achievement shall result in a Tier 1 bonus amount that is interpolated.

     2.9 EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     2.10 FINANCIAL TARGET. "Financial Target" shall mean the financial goal for Earnings Per Share established in Section 3.1(a).

     2.11 GOOD REASON. "Good Reason" for termination by the Participant of the Participant's employment shall mean the occurrence, without the Participant's express written consent, of any one of the following acts by the Company, or failures by the Company to act:

          (a) The assignment to the Participant of any duties inconsistent with the Participant's status as a chief executive officer of the Company or a substantial adverse alteration in the nature or status of the Participant's authority or responsibilities from those in effect immediately prior thereto, or any change in the Participant's title as CEO;

          (b) A reduction by the Company in the Participant's annual base salary as in effect on the date hereof or as the same may be increased from time to time;

          (c) The failure by the Company, without the Participant's consent, to pay to the Participant any portion of the Participant's current compensation or to pay to the Participant any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven days of the date such compensation is due;

          (d) The failure by the Company to continue in effect any compensation plan or arrangement in which the Participant participates immediately prior thereto which is material to the Participant's total compensation, including but not limited to the Company's Supplemental Savings Plan, Key Executive Long-Term Incentive Plan, Long-Term Performance Compensation Benefit Plan, Key Executive Life Insurance Plan, Stock Compensation Plan (if approved by shareholders), Savings Plan and Employee Stock Ownership Plan and Chief Executive Officer Incentive Plan (if approved by shareholders), or any substitute plans adopted prior thereto, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to the Participant and with respect to such plan, or the failure by the Company to continue the Participant's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Participant's participation relative to other Participants, as such relative level existed immediately prior to any such change; or

          (e) The failure by the Company to continue to provide the Participant with benefits substantially similar to those enjoyed by the Participant under any of the Company's pension, life insurance, medical, health and accident, or disability plans in which the Participant was participating immediately prior to the time of any such failure, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Participant of any material fringe benefit enjoyed by the Participant immediately prior to such time, or the failure by the Company to provide the Participant with the number of paid vacation days to which the Participant is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect immediately prior to such time.

     The Participant's right to terminate the Participant's employment for Good Reason shall not be affected by the Participant's incapacity due to physical or mental illness. The Participant's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

     2.12 PERFORMANCE PERIOD. "Performance Period" shall mean a calendar year unless, under final regulations issued by the Treasury Department and all other relevant facts and circumstances (as determined in good faith by the Committee upon advice of counsel), the Award Amount for such calendar year would not be excluded from taxable income as performance-based compensation under Section 162(m) of the Code because of the length of the Performance Period. In such event, the Performance Period for such calendar year shall be defined as that portion of the calendar year following the date as of which:

          (a) The Committee establishes the Financial Target for that Performance Period (but in no event later than April 1); and

          (b) It is still substantially uncertain that the Financial Target will be achieved. If the Performance Period is less than a complete calendar year, the Committee shall establish, at the beginning of such period, the Target Award and Financial Target to account for a Performance Period of less than 12 months.

     2.13 PERSON. "Person" shall have the meaning given in Section 3(a)-9 of the Exchange Act as modified and used in Sections 13(d) and 14(d) thereof.

     2.14 STOCK APPRECIATION MULTIPLIER. "Stock Appreciation Multiplier" shall mean a range of factors, between 1.0 and 2.0, that are linked to a range of possible Stock Prices at the end of the Performance Period. Such factors shall be established at the beginning of each Performance Period (and in no event later than April 1 of each calendar year) by the Committee and shall be set forth in a table. The Stock Appreciation Multiplier shall equal 1.0 if the Company's Stock Price at the end of the Performance Period is equal to or less than the Base Stock Price. Factors linked to Stock Prices falling between discrete points of achievement shall be interpolated.

     2.15 STOCK PRICE. "Stock Price" shall mean the closing price of the Company's common stock on the last trading day of the Performance Period.

     2.16 TARGET AWARD. "Target Award" for a Performance Period shall mean 120% of a Participant's annual base salary in effect at the end of the calendar year immediately preceding the beginning of such Performance Period, or if the Participant did not have an annual base salary for services performed as the Company's CEO during such preceding year, annual base salary shall be the annual base salary on the first day the Participant performs services for the Company as a CEO.

                                   ARTICLE III
                                     AWARDS

     3.1 AWARD AMOUNT.

          (a) At the beginning of each calendar year (and no later than April
1), the Committee shall meet in order to formulate, review and approve the financial goals of the Company in the areas of Earnings Per Share and Stock Price for the Performance Period. The Committee shall also approve at the same time, the Stock Appreciation Multipliers for the Performance Period and the Earnings Per Share Bonus Table.

          (b) At the end of the Performance Period the Committee shall meet to review, approve and certify the Earnings Per Share and Stock Price results for the Performance Period. Based upon the Company's Stock Price for such Performance Period, the Committee shall identify from the Stock Appreciation Multiplier Table the applicable Stock Appreciation Multiplier for the results achieved. The Committee shall identify the applicable Tier 1 bonus payable from the Earnings Per Share Bonus Table for the results achieved in Earnings Per Share. The Committee shall then calculate the Award Amount as follows:

               Award Amount = the sum of the Tier 1 Bonus and the Tier 2 Bonus, where

               (i) Tier 1 Bonus = the applicable bonus payable from the Earnings Per Share Bonus Table for the Performance Period; provided, however, under no circumstances shall the Tier 1 bonus exceed $1,600,000; and

               (ii) Tier 2 Bonus = $0 if Earnings Per Share for the Performance Period are less than the minimum financial target set forth in the Earnings Per Share Bonus Table. Otherwise, the Tier 2 Bonus = (Tier 1 Bonus x the applicable Stock Appreciation Multiplier), less Tier 1 Bonus.

          (c) Notwithstanding any other provision of the Plan to the contrary, in no event shall the Award Amount paid to a Participant for a Performance Period exceed $3,000,000.

     3.2 NEGATIVE DISCRETION. If during the Performance Period relating to any Award Amount, events occur that significantly influence or distort the criteria related to an Award Amount and that, in the sole judgment of the Committee, are both extraordinary and out of the control of Participant, the Committee may reduce (but not increase) the Award Amount to the extent it deems appropriate in light of such event(s). Examples of such events include, without limitation, changes in accounting, regulatory or tax rulings or significant changes in economic conditions resulting in "windfall" improvements in Earnings Per Share or Stock Price Growth.

                                   ARTICLE IV
                                PAYMENT OF AWARDS

     4.1 AWARDS. A Participant's Award Amount shall be paid in cash to such Participant within 30 days after written certification by the Committee of the Award Amount pursuant to Section 3.1.

     4.2 FORFEITURE. Except as provided in Section 4.4 hereof, in the event a Participant's employment is terminated during the term of a Performance Period, such Participant's right to participate in any award under the Plan shall be forfeited.

     4.3 BENEFICIARIES AND TRANSFERABILITY. A Participant shall have the right to designate in writing a beneficiary or beneficiaries to receive such Participant's rights under the Plan upon the Participant's death or to change a prior beneficiary designation without the consent of the prior beneficiary or beneficiaries. The rights of a Participant under this Plan shall be nontransferable and nonassessable.

     4.4 PRO RATA APPORTIONMENT. In the event a Participant retires, dies or is permanently disabled during a Performance Period, or in the event there is any termination of the Participant's employment during a Performance Period which is a "qualifying termination" pursuant to Article VIII hereof, such Participant's Award Amount, which may not be reduced as a result thereof, shall be paid in proportion to that part of the Performance Period that such Participant was employed by the Company.

     4.5 WITHHOLDING FOR TAXES. Provision for payment by a Participant of any Federal, state or local withholding taxes attributable to an Award Amount shall be made in a manner satisfactory to the Company.

                                    ARTICLE V
                 EXECUTIVE COMPENSATION AND NOMINATING COMMITTEE

     The Committee shall have full authority to administer this Plan. The Executive Compensation and Nominating Committee shall be the Committee for so long as its membership shall consist solely of two or more outside directors, as defined under Code Section 162(m) of the Code and the underlying regulations, each of whom shall be appointed by the Board. If the membership of the Executive Compensation and Nominating Committee at any time does not meet such requirements, the Board shall promptly appoint the Committee as a separate committee of the Board in compliance with such procedures. The Committee shall:

     (a) Compute and certify the Award Amount as soon as practicable after the close of a Performance Period, reducing the Award Amount in accordance with
Section 3.2 where appropriate, but in no event increasing the Award Amount; and

     (b) Generally administer, interpret and amend the Plan provisions in compliance with the intent of the Plan and any applicable laws, regulations and other governmental authority. To the extent any amendment to the Plan would require shareholder approval in order for compensation paid pursuant to the Plan to continue to qualify as "performance-based" compensation under Section 162(m) of the Code, such amendment shall not be effective until shareholder approval is received.

                                   ARTICLE VI
               RELATIONSHIP OF CEO INCENTIVE PLAN TO BENEFIT PLANS

     The Award Amount paid to the Participant under the Plan shall be eligible for inclusion in the Participant's earnings base for the purpose of determining the benefits to which the Participant is entitled under retirement, savings, group life insurance and long-term disability plans of the Company, whether qualified or not and whether funded or not, except to the extent such inclusion would cause a binding written contract providing such benefit, adopted on or before February 17, 1993, to be considered materially modified for purposes of applying the grandfathering rules of Code Section 162(m) of the Code and its underlying regulations.


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

                                   ARTICLE VII
               EFFECT OF PLAN ON RIGHT TO CONTINUED EMPLOYMENT AND
                         INTEREST IN PARTICULAR PROPERTY

     Neither the existence of this Plan nor any award granted pursuant to it shall create any right to continued employment of the Participant by the Company or any of its subsidiaries or affiliates. This Plan shall not be deemed a substitute for, and shall not preclude the establishment or continuation of any other plan, practice or arrangement that may now or hereafter be provided for the payment of compensation, special awards or employee benefits to employees generally, or to any class or group of employees, or to any Participant(s) herein, such as and without limitation, any savings, thrift, profit-sharing, pension, retirement, excess benefit, incentive or bonus plan, group insurance or health care plans. Any such arrangements may be authorized by the Board or the Committee (or the Executive Compensation and Nominating Committee, if not the Committee) and payment thereunder may be made independently of this Plan.

                                  ARTICLE VIII
                             QUALIFYING TERMINATION

     Any termination of the Participant's employment shall be a "qualifying termination" of employment pursuant to this Article VIII, unless such termination is:

     (a) By the Company for Cause; or

     (b) By the Participant without Good Reason.

                                   ARTICLE IX
                        POST CHANGE IN CONTROL DISCRETION

     Notwithstanding any other provision of this Plan, neither any discretion given the Committee with respect to Participants, awards or an Award Amount, nor any right given the Committee to adjust criteria or goals relating to an Award Amount, may be exercised after a Change in Control in any way which adversely affects the Award Amount for the Performance Period in which the Change in Control occurs (or the immediately preceding Performance Period, if payment with respect thereto has not been made before the Change in Control occurs), or any Participant's rights with respect to either such Performance Period.

     This Plan was approved by the Executive Compensation and Nominating Committee of Morrison Knudsen Corporation effective as of January 1, 1994.

                                   APPENDIX II

              MORRISON KNUDSEN CORPORATION STOCK COMPENSATION PLAN

                           SECTION 1 -- PURPOSE OF PLAN

     This Stock Compensation Plan is intended to promote the long-term interests of the Company and its shareholders by providing officers and other salaried key employees of the Company and its Affiliates with an additional incentive to promote the financial success of the Company and its Affiliates.

                             SECTION 2 -- DEFINITIONS

     Unless otherwise required by the context, the following terms when used in the Plan shall have the meanings set forth in this Section 2:

     (a) "Affiliate": Any "parent corporation" or "subsidiary corporation" of the Company, as such terms are defined in Sections 424(e) and (f), respectively, of the Code.

     (b) "Agreement": A restricted stock agreement, option agreement or rights agreement evidencing an Award in such form as adopted by the Committee pursuant to the Plan.

     (c) "Award": An award of Restricted Stock, an Option or a Right, or a combination thereof, under the Plan.

     (d) "Board of Directors": The Board of Directors of the Company.

     (e) "Code": The Internal Revenue Code of 1986, as amended from time to time.

     (f) "Committee": The Executive Compensation and Nominating Committee of the Board of Directors or such other committee appointed by the Board of Directors which meets the requirements set forth in Section 14(a) hereof.

     (g) "Company": Morrison Knudsen Corporation, a Delaware corporation.

     (h) "Effective Date": The date on which the Plan shall become effective as set forth in Section 15 hereof.

     (i) "Exchange Act": The Securities Exchange Act of 1934, as amended, together with all regulations and rules issued thereunder.

     (j) "Exercise Price":

          (i) In the case of an Option, the Fair Market Value per Share upon the date of grant; and

          (ii) In the case of a Right, the Fair Market Value per Share upon the date of grant.

     (k) "Fair Market Value": As applied to a specific date, the mean between the highest and lowest quoted selling price of a Share on the New York Stock Exchange on such date, or if there are no reported sales on such date, on the last preceding date on which sales were reported. The Fair Market Value determined by the Committee in good faith in such manner shall be final, binding and conclusive on all parties.

     (l) "ISO": An Option intended to qualify as an "incentive stock option," as defined in Section 422 of the Code or any statutory provision that may replace such Section.

     (m) "LSAR": A limited stock appreciation right awarded to a Participant under Section 9 hereof.

     (n) "NQSO": An Option not intended to be an ISO and designated a nonqualified stock option by the Committee.

     (o) "Option": Any ISO or NQSO granted under the Plan.

     (p) "Participant": An officer or other key employee of the Company or any of its Affiliates who has been granted an Award under the Plan.

     (q) "Plan": This Morrison Knudsen Corporation Stock Compensation Plan, as the same may be amended from time to time.

     (r) "Related":

          (i) In the case of a Right, a Right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option or another Right; and

          (ii) In the case of an Option, an Option with respect to which and to the extent a Right exercisable, in whole or in part, in lieu thereof, has been granted.

     (s) "Restricted Stock": Shares of restricted stock awarded to a Participant under Section 10 hereof.

     (t) "Right": Any SAR or LSAR granted under the Plan.

     (u) "SAR": A stock appreciation right awarded to a Participant under
Section 8 hereof.

     (v) "Shares": Shares of the Company's authorized but unissued or reacquired $1.66-2/3 par value common stock, or such other class or kind of shares or other securities as may be applicable pursuant to the provisions of Section 4(b) hereof.

     (w) "Subsidiary": Any "subsidiary corporation" of the Company, as such term is defined in Section 424(f) of the Code.

     (x) "Trigger Event": An event described in Section 9(c) hereof.

                            SECTION 3 -- PARTICIPATION

     The classes of persons eligible to receive Awards under the Plan shall be those officers and other key employees of the Company or its Affiliates set forth in Section 4(c) hereof, as designated by the Committee from time to time, but in no case shall any member of the Board of Directors be eligible to receive any Award under the Plan unless such member of the Board of Directors is also an officer or other key employee of the Company or any of its Affiliates.

                       SECTION 4 -- SHARES SUBJECT TO PLAN

     (a) MAXIMUM SHARES. Subject to adjustment by the operation of Section 4(b) hereof, the maximum number of Shares with respect to which Awards may be made under the Plan is 1,500,000 of which 85% or 1,275,000 Shares shall be available for awards of Options or Rights and 15% or 225,000 Shares shall be available for awards of Restricted Stock. The Shares with respect to which Awards may be made under the Plan may be either authorized and unissued shares or issued shares heretofore or hereafter reacquired and held as treasury shares. Shares which are subject to Related Rights and Related Options shall be counted only once in determining whether the maximum number of Shares with respect to which Awards may be granted under the Plan has been exceeded. For purposes of this Section 4(a) an Award shall not be considered to have been made under the Plan with respect to any Option or Right to the extent that it terminates without being exercised, and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination has occurred.

     (b) ADJUSTMENT OF SHARES AND PRICE. In the event that the Shares are changed into or exchanged for a different kind or number of shares of Stock or securities of the Company as the result of any stock dividend, stock split, combination of shares, exchange of shares, merger, consolidation, reorganization, recapitalization or other change in capital structure, then the number of Shares subject to this Plan and to Awards granted hereunder, the maximum number of Shares available for grant to any one individual pursuant to
Section 4(c), the purchase price, repurchase price or Exercise Price for such Shares shall be equitably adjusted by the Committee to prevent the dilution or enlargement of Awards, and any new stock or securities into which the Shares are changed or for which they are exchanged shall be substituted for the Shares subject to this Plan and to Awards granted hereunder; provided, however, that fractional Shares may be deleted from any such adjustment or substitution.

     (c) LIMITATION ON CERTAIN AWARDS. Notwithstanding any provision in this Plan to the contrary, but subject to the adjustment provisions of Section 4(b) hereof, the maximum number of Shares available for Awards of Options and Rights to Participants over the ten-year life of the Plan shall not exceed the following:

     - Chief Executive Officer                                         600,000
     - President and Chief Operating Officer                           300,000
     - Corporate Executive and Senior Vice Presidents                  200,000
     - Group Presidents                                                150,000
     - Corporate Vice Presidents and Group Executive Vice Presidents   100,000
     - Other Key Employees (Grade 16 and above)                         80,000

     An Award that has been terminated without being exercised shall be counted toward the foregoing limitation in this subsection (c).

         SECTION 5 -- GENERAL TERMS AND CONDITIONS OF OPTIONS AND RIGHTS

     (a) GENERAL TERMS. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and Rights and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions:

          (i) The Exercise Price of any Option or Right, determined in accordance with Section 5(b) hereof;

          (ii) The number of Shares subject to, and the expiration date of, any Option or Right, provided, however, that no Option or Right shall have a term in excess of ten years from the date of grant of the Option or Right;

          (iii) The manner, time and rate (cumulative or otherwise) of exercise of such Option or Right; and

          (iv) The restrictions, if any, to be placed upon such Option or Right or upon Shares which may be issued upon exercise of such Option or Right.

     (b) EXERCISE PRICE. The Exercise Price shall be determined by the Committee and shall not be less than the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, in no event shall the Exercise Price be less than the par value per Share.

                   SECTION 6 -- EXERCISE OF OPTIONS AND RIGHTS

     (a) GENERAL EXERCISE RIGHTS. An Option or Right granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option or Right was granted only by such Participant and, except as provided in Section 6(c) hereof, no such Option or Right may be exercised unless at the time such Participant exercises such Option or Right, such Participant is an employee of, and has continuously since the grant thereof been an employee of, the Company or an Affiliate. Transfer of employment between Affiliates or between an Affiliate and the Company shall not be considered an interruption or termination of employment for any purpose of this Plan. Neither shall a leave of absence at the request, or with the approval, of the Company or an Affiliate be deemed an interruption or termination of employment, so long as the period of such leave does not exceed 90 days or, if longer, so long as the Participant's right to reemployment with the Company or an Affiliate is guaranteed by contract or by law. An Option or Right also shall contain such conditions upon exercise (including, without limitation, conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3 of the Exchange Act (or any successor rule) promulgated by the Securities and Exchange Commission.

     (b) NOTICE OF EXERCISE. An Option or Right may not be exercised with respect to less than 25 Shares unless the exercise relates to all Shares covered by the Option or Right at the date of exercise. An Option or Right shall be exercised by delivery of a written notice to the Company. Such notice shall state the election to exercise the Option or Right and the number of whole Shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option or Right. In the case of an exercise of an Option, such notice shall either:

          (i) Be accompanied by payment of the full Exercise Price and all applicable withholding taxes, in which event the Company shall deliver any certificate(s) representing Shares to which the Participant is entitled as a result of the exercise as soon as practicable after the notice has been received; or

          (ii) Fix a date (not less than five nor more than 15 business days from the date such notice has been received by the Company) for the payment of the full Exercise Price and all applicable withholding taxes, against delivery by the Company of any certificate(s) representing Shares which the Participant is entitled to receive as a result of the exercise. Payment of such Exercise Price and withholding taxes shall be made as provided in Sections 6(d) and 13, respectively.

          In the event the Option or Right shall be exercised pursuant to
Section 6(c)(i) hereof, by any person or persons other than the Participant, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option or Right.

     (c) EXERCISE AFTER TERMINATION OF EMPLOYMENT. Except as otherwise determined by the Committee at the date of grant and as provided for in the applicable Agreement evidencing the Option or Right, upon termination of a Participant's employment with the Company or any of its Affiliates, such Participant (or in the case of death, the person(s) to whom the Option or Right is transferred by will or the laws of descent and distribution) may exercise such Option or Right during the following periods of time (but in no event after the normal expiration date of such Option or Right):

          (i) In the case of termination as a result of death, disability or retirement of the Participant, the Option or Right shall remain exercisable for one year after the date of termination; for this purpose, "disability" shall mean such physical or mental condition affecting the Participant as determined by the Committee in its sole discretion, and "retirement" shall mean voluntary retirement under a retirement plan or program of the Company or any Affiliate;

          (ii) In the case of termination for Cause, the Option or Right shall immediately terminate and shall no longer be exercisable; and

          (iii) In the case of termination for any reason other than those set forth in subparagraphs (i) and (ii) above, with respect to the shares exercisable on the date of termination, the Option or Right shall remain exercisable for three months after the date of termination.

     To the extent the Option or Right is not exercised within the foregoing periods of time, the Option or Right shall automatically terminate at the end of the applicable period of time. Notwithstanding the foregoing provisions, failure to exercise an ISO within the periods of time prescribed under Sections 421 and 422 of the Code shall cause an ISO to cease to be treated as an "incentive stock option" for purposes of Section 421 of the Code.

     (d) PAYMENT OF OPTION EXERCISE PRICE. Upon the exercise of an Option, payment of the Exercise Price shall be made either:

          (i) In cash (by a certified check, bank draft or money order);

          (ii) With the consent of the Committee and subject to the terms and conditions of Section 6(e) hereof, by delivering the Participant's duly-executed promissory note and related documents;

          (iii) With the consent of the Committee, by delivering Shares already owned by the Participant valued at Fair Market Value;

          (iv) By a combination of the foregoing forms of payment; or

          (v) Any other consideration approved by the Committee.

     (e) PAYMENT WITH LOAN. The Committee may in its sole discretion assist any Participant in the exercise of one or more Options granted to such Participant under the Plan by authorizing the extension of a loan to such Participant from the Company. Except as otherwise provided in this Section 6(e), the terms of any loan (including the interest rate and terms of repayment) shall be established by the Committee in its sole discretion. The maximum amount of any loan shall not exceed 80% of the Exercise Price payable for the Shares being purchased. Any such loan by the Company shall be with full recourse against the Participant to whom the loan is granted, shall be secured in whole or in part by the Shares so purchased, and shall bear interest at a rate not less than the minimum interest rate required at the time of purchase of the Shares in order to avoid having imputed interest or original issue discount under Sections 483 or 1272 of the Code. In addition, any such loan by the Company shall become immediately due and payable in full, at the option of the Company, upon termination of the Participant's employment with the Company or its Affiliates for any reason or upon a sale of any Shares acquired with such loan to the extent of the cash and fair market value of any property received by the Participant in such sale. The Committee may make arrangements for the application of payroll deductions from compensation payable to the Participant to amounts owing to the Company under any such loan. Until any loan by the Company under this Section 6(e) is fully paid in cash, the Shares shall be pledged to the Company as security for such loan and the Company shall retain physical possession of the stock certificates evidencing the Shares so purchased together with a duly executed stock power for such Shares. No loan shall be made hereunder unless counsel for the Company shall be satisfied that the loan and the issuance of Shares funded thereby will be in compliance with all applicable Federal, state and local laws.

     (f) RIGHTS AS A SHAREHOLDER. A Participant shall have no rights as a shareholder with respect to any Shares issuable on exercise of any Option or Right until the date of the issuance of a stock certificate to the Participant for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 4(b) hereof.

                     SECTION 7 -- SPECIAL PROVISIONS FOR ISOs

     Any provision of the Plan to the contrary notwithstanding, the following special provisions shall apply to all ISOs granted under the Plan:

     (a) The Option must be expressly designated as an ISO by the Committee and in the ISO Agreement;

     (b) No ISO shall be granted more than ten years from the Effective Date of the Plan and no ISO shall be exercisable more than ten years from the date such ISO is granted;

     (c) The Exercise Price of any ISO shall not be less than the Fair Market Value per Share on the date such ISO is granted;

     (d) No ISO shall be granted to any individual who, at the time such ISO is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate unless the Exercise Price of such ISO is at least 110% of the Fair Market Value per Share at the date of grant and such ISO is not exercisable after the expiration of five years from the date such ISO is granted;

     (e) The aggregate Fair Market Value (determined as of the time any ISO is granted) of any Company stock with respect to which any ISOs granted to a Participant are exercisable for the first time by such Participant during any calendar year (under this Plan and all other stock option plans of the Company and any of its Affiliates and any predecessor of any such corporations) shall not exceed $100,000 as required under Section 422(d) of the Code. (To the extent the $100,000 limit is exceeded, the $100,000 in options, measured as described above, granted earliest in time will be treated as ISOs.); and

     (f) Any other terms and conditions as may be required in order that the ISO qualifies as an "incentive stock option" under Section 422 of the Code or successor provision.

                      SECTION 8 -- STOCK APPRECIATION RIGHTS

     (a) GRANT OF SAR. An SAR whether related to an Option or independent of an Option shall, upon its exercise, entitle the Participant to whom such SAR was granted to receive a number of Shares or cash or combination thereof, as the Committee in its discretion shall determine at the date of grant and as provided for in the applicable Agreement, the aggregate value of which (i.e., the sum of the amount of cash and/or Fair Market Value of such Shares on date of exercise) shall equal the amount by which the Fair Market Value per Share on the date of such exercise shall exceed the Exercise Price of such SAR (see Section 8(b) below for instructions on how to calculate the Exercise Price of a Related SAR), multiplied by the number of Shares with respect of which such SAR shall have been exercised. An SAR may be Related to an Option or may be granted independently of any Option, as the Committee shall from time to time in each case determine at the date of grant and as provided for in the applicable Agreement.

     (b) RELATED SAR. A Related SAR may be granted at the time of grant of an Option or, in the case of an NQSO, at any time thereafter during the term of the NQSO. Section 2(j)(ii) to the contrary notwithstanding, the Exercise Price of a Related SAR shall be the same as the Exercise Price of the Related Option. A Related SAR shall be exercisable only at such time or times and only to the extent that the Related Option is exercisable and then only when the Fair Market Value per Share on the date of exercise exceeds the Exercise Price. A Related SAR shall expire no later than the Related Option. Upon exercise of a Related SAR, in whole or in part, the Related Option shall be cancelled automatically to the extent of the number of Shares covered by such exercise, and such Shares shall no longer be available for grant of future Awards. Conversely, if the Related Option is exercised, in whole or in part, the Related SAR shall be cancelled automatically to the extent of the number of Shares covered by the Option exercise.

      SECTION 9 -- LIMITED STOCK APPRECIATION RIGHTS; ACCELERATION OF AWARDS

     (a) GRANT OF LSAR. At the time of grant of an Option or SAR to any Participant (or, in the case of an NQSO or an SAR not Related to an ISO, at any time thereafter during the term of the NQSO or SAR), the Committee shall have full and complete authority and discretion also to grant to such Participant an LSAR which is Related to such Option or SAR.

     (b) EXERCISE OF LSAR. An LSAR shall entitle the holder thereof, upon exercise of the LSAR within the exercise period prescribed below and satisfaction of any conditions imposed by the Committee in the grant of the LSAR, to surrender the Related Option and/or SAR or any portion thereof, and to receive without payment to the Company an amount of cash determined pursuant to
Section 9(d) hereof. An LSAR shall be exercisable only during one or more of the periods prescribed below in Section 9(c); provided, however, that no LSAR may be exercised within six months of the date the LSAR was granted and an LSAR shall be exercisable only at such time or times and to the extent that the Related SAR or Option is exercisable and only when the Fair Market Value per Share exceeds the Exercise Price per Share. To the extent that an LSAR is exercised, the Related Option and/or SAR shall automatically be cancelled to the extent of the number of Shares covered by such exercise, and such Shares shall no longer be available for future Awards. To the extent that a Related Option or SAR is exercised, the Related LSAR shall automatically be cancelled to the extent of the number of Shares covered by such exercise.

     (c) TRIGGER EVENT. An LSAR shall be exercisable, subject to the provisos in
Section 9(b), during any one or more of the following periods:

          (i) For a period of 60 days beginning on the date on which Shares are first purchased pursuant to a tender offer or exchange offer (other than such an offer by the Company, any Subsidiary, any employee benefit plan of the Company or of any Subsidiary or any entity holding Shares or other securities of the Company for or pursuant to the terms of such plan), whether or not such offer is approved or opposed by the Company and regardless of the number of Shares purchased pursuant to such offer;

          (ii) For a period of 60 days beginning on the date the Company acquires knowledge that any person or group deemed a person under Section 13(d)-3 of the Exchange Act (other than the Company, any Subsidiary, any employee benefit plan of the Company or of any Subsidiary or any entity holding Shares or other securities of the Company for or pursuant to the terms of any such plan), in a transaction or series of transactions, has become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of securities of the Company entitling the person or group to 30% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all shareholders of the Company would be entitled in the election of the Board of Directors were an election held on such date;

          (iii) For a period of 60 days beginning on the date, during any period of two consecutive years, when individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the shareholders of the Company, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; and

          (iv) For a period of 60 days beginning on the date of approval by the shareholders of the Company of an agreement (a "reorganization agreement") providing for:

               (A) The merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, do not beneficially own, immediately after the merger or consolidation, shares of the corporation issuing cash or securities in the merger or consolidation entitling such shareholders to 80% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all shareholders of such corporation would be entitled in the election of directors or where the members of the Board of Directors of the Company, immediately prior to the merger or consolidation, do not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the merger or consolidation; or

               (B) The sale or other disposition of all or substantially all the assets of the Company.

          Each of the events specified in (i), (ii), (iii) and (iv) is a "Trigger Event" for the purposes of the Plan.

     (d) PAYMENT UPON EXERCISE. Upon exercise of an LSAR, the Participant shall be entitled to receive an amount of cash in respect of each Share subject to the Related Option or SAR equal to the excess of the fair market value of such Share over the Exercise Price of such Related Option or SAR. In the case of LSARs related to ISOs, "fair market value" shall mean the Fair Market Value of Shares on the date the LSAR is exercised. In the case of all other LSARs, "fair market value" shall mean the highest last sale price of the Shares on the New York Stock Exchange during the period beginning on the 90th day prior to the date on which the LSAR is exercised and ending on such date, except that:

          (i) In the event of a tender offer or exchange offer for Shares, fair market value shall mean the greater of such last sale price or the highest price paid for Shares pursuant to any tender offer or exchange offer in effect at any time beginning on the 90th day prior to the date on which the LSAR is exercised and ending on such date;

          (ii) In the event of the acquisition by any person or group of beneficial ownership of securities of the Company entitling the person or group to 30% or more of the combined voting power of the Company's outstanding securities, fair market value shall mean the greater of such last price or the highest price per Share paid shown on Schedule 13D, or any amendment thereto, filed by the person or group becoming a 30% beneficial owner or disclosing an intention or possible intention to acquire control of the Company; and

          (iii) In the event of approval by shareholders of the Company of a reorganization agreement, fair market value shall mean the greater of such last sale price or the fixed or formula price specified in the reorganization agreement if such price is determinable as of the date of exercise of the LSAR.

     Any securities or property which are part or all of the consideration paid for Shares in a tender offer or exchange offer or under an approved reorganization agreement shall be valued at the higher of (1) the valuation placed on such securities or property by the person making the tender offer or exchange offer or by the corporation other than the Company issuing securities or property in the merger or consolidation or to whom the Company is selling or otherwise disposing of all or substantially all the assets of the Company and
(2) the valuation placed on such securities or property by the Committee.

     (e) ACCELERATION OF OPTIONS AND SARs. All Options and SARs shall become fully exercisable upon the occurrence of any Trigger Event, whether or not such Options or SARs are then exercisable under the provisions of the applicable Agreements relating thereto, except that:

          (i) In no event will SARs or Options Related to SARs be exercisable within six months after the date on which granted; and

          (ii) SARs Related to LSARs may not be exercised for cash during any of the 60-day periods after a Trigger Event.

         SECTION 10 -- TERMS AND CONDITIONS OF AWARDS OF RESTRICTED STOCK

     (a) GENERAL TERMS. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Awards of Restricted Stock and to provide the terms and conditions (which need not be identical among Participants) thereof. Awards of Restricted Stock shall be evidenced by written agreements in such form as the Committee from time to time shall approve. In particular, the Committee shall prescribe the following terms and conditions:

          (i) The number of Shares of Restricted Stock to be awarded to each Participant;

          (ii) The restriction period or performance criteria applicable to each Award of Restricted Stock, which period or criteria shall be determined at the time of the Award and need not be the same for all Awards; and

          (iii) The payment, if any, to be made by the Participant in consideration of the Award. Any Award may be made without payment of consideration by the Participant or may provide for payment of cash or deferred consideration which is less than the Fair Market Value of the awarded shares at the date of grant. Any such Award may be on the basis that the shares awarded thereby may be repurchased by the Company at a fixed price or at a price established by formula, either upon forfeiture of the awarded shares or in other specified circumstances.

     (b) RESTRICTIONS. The Shares of Restricted Stock awarded shall be subject to restrictions as set forth in Section 11.

     (c) CERTIFICATES. A stock certificate or certificates evidencing the Shares of Restricted Stock awarded, together with the blank stock powers duly executed by the recipient, shall be issued in the name of the recipient and delivered to the Committee or its designee to be held in safekeeping until the periodic expiration of the restrictions. The certificates issued pursuant to the Plan shall contain a legend necessary to reflect the restrictions on such Shares as contained in Section 11.

     (d) RIGHTS AS A SHAREHOLDER. Subject to the restrictions contained in
Section 11 hereof, the recipient of an Award of Restricted Stock pursuant to the Plan shall have all the rights as a shareholder with respect to the Shares covered by the Award including, but not limited to, the right to vote such Shares, the right to receive cash or stock dividends with respect thereto and the right to participate in any subdivision or consolidation of Shares or other capital adjustment, or other increase or decrease in such Shares, effected without receipt of consideration by the Company. In the event the recipient receives additional Shares pursuant to any of the foregoing events, the Shares acquired shall be subject to the terms, conditions and restrictions contained herein as if such additional Shares were received at the date of the original Award.

         SECTION 11 -- RESTRICTIONS ON RESTRICTED STOCK AND LAPSE THEREOF

     (a) RESTRICTIONS. Shares of Restricted Stock awarded shall be subject to the restrictions that, during the restriction period or prior to the lapse of the restrictions in accordance with subsection (c) hereof, such Shares:

          (i) Shall not be sold, exchanged, transferred, pledged or otherwise disposed of; and

          (ii) Shall be forfeited to the Company if the recipient's employment is terminated, except as provided in subsection (c) hereof.

     (b) RESTRICTION PERIOD. Restrictions shall lapse at the times or upon the events determined by the Committee at the time of grant and set forth in the applicable Agreement unless such restrictions are terminated earlier in accordance with subsection (c) below.

     (c) LAPSE OF RESTRICTIONS. The restrictions contained herein shall lapse upon the occurrence of any of the following events:

          (i) Upon the attaintment of age 65, the restrictions applicable to stock Awards to said recipient shall lapse according to the following formula:

          For each Award of restricted stock:

                                                                 X
          Number of Shares for which restrictions shall lapse = --- x N
                                                                 Y

Where:

          X = number of months from the date of Award to the date of the Participant's termination;

          Y = number of months required under the Award for all restrictions to lapse without regard to early lapse under Section 11(b) of the Plan and the applicable Agreement; and

          N = the number of Shares under each Award for which restrictions have not lapsed.

          (ii) The death or total and permanent disability of a recipient while employed by the Company or an Affiliate;

          (iii) The occurrence of a Trigger Event; and

          (iv) At such times and in such amounts, other than as described in
(i), (ii) or (iii) above, including termination by the Company or an Affiliate of a recipient's employment for any reason or the early retirement of a recipient with the consent of the Company, if the Committee determines in the exercise of its sole discretion that the lapse of restrictions at such time with respect to all or a portion of the Shares awarded is in the best interest of the Company.

         SECTION 12 -- RESTRICTIONS ON TRANSFERS; GOVERNMENT REGULATIONS

     (a) AWARDS NOT TRANSFERABLE. No Option, Right or "derivative security" (as that term is used in Rule 16b-3 promulgated under the Exchange Act), nor any right or interest of a Participant under the Plan in any instrument evidencing any Option or Right under the Plan may be assigned, encumbered or transferred, except in the event of the death of a Participant, by will or the laws of descent and distribution.

     (b) GOVERNMENT REGULATIONS. This Plan, the granting of Awards under this Plan and the issuance or transfer of Shares (and/or the payment of money) pursuant thereto are subject to all applicable Federal and state laws, rules and regulations (including without limitation the laws, rules and regulations of the Exchange Act) and to such approvals by any regulatory or governmental agency (including without limitation "no action" positions of the Securities and Exchange Commission) which may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Without limiting the generality of the foregoing, no Awards may be granted under this Plan, and no Shares shall be issued by the Company, nor cash payments made by the Company, pursuant to or in connection with any such Award, unless and until, in each such case, all legal requirements applicable to the issuance or payment have, in the opinion of counsel to the Company, been complied with. In connection with any stock issuance or transfer, the person acquiring the Shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company in respect of such matters as the Company may deem desirable to assure compliance with all applicable legal requirements. The Company shall not be required to deliver any Shares under the Plan prior to:

          (i) the admission of such Shares to listing or for quotation on any stock exchange or automated quotation system on which Shares may then be listed or quoted; and

          (ii) The completion and effectiveness of such registration or other qualification of such Shares under any state or Federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

                          SECTION 13 -- TAX WITHHOLDING

     The Company shall have the right to withhold from amounts due Participants or to collect from Participants directly, the amount which the Company deems necessary to satisfy any taxes required by law to be withheld at any time by reason of participation in the Plan and the obligations of the Company under the Plan shall be conditional on payment of such taxes. The Participant may, prior to the due date of any taxes, pay such amounts to the Company in cash or, with the consent of the Committee, in Shares (which shall be valued at their Fair Market Value on the date of payment). There is no obligation under this Plan that any Participant be advised of the existence of the tax or the amount required to be withheld. Without limiting the generality of the foregoing, in any case where the Company determines that a tax is or will be required to be withheld in connection with the issuance or transfer or vesting of Shares under this Plan, the Company may, pursuant to such rules as the Committee may establish, reduce the number of such Shares so issued or transferred by such number of Shares as the Company may deem appropriate in its sole discretion to accomplish such withholding or make such other arrangements as it deems satisfactory. Notwithstanding any other provision of this Plan, the Committee may impose such conditions on the payment of any withholding obligation as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3 (or successor provision) promulgated by the Securities and Exchange Commission.

                       SECTION 14 -- ADMINISTRATION OF PLAN

     (a) THE COMMITTEE. The Plan shall be administered by the Committee, which shall be comprised of three or more members of the Board of Directors, each of whom shall be a "disinterested person" as defined in Rule 16b-3 (or successor provision) promulgated by the Securities and Exchange Commission and an "outside director" within the meaning of Section 162(m) of the Code (or any successor provision).

     (b) COMMITTEE ACTION. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business, and any determination or action may be taken at a meeting by a majority vote or may be taken without a meeting by a written resolution signed by all members of the Committee. All decisions and determinations of the Committee shall be final, conclusive and binding upon all Participants and upon all other persons claiming any rights under the Plan with respect to any Awards. Members of the Board of Directors and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for willful misconduct in the performance of their duties.

     (c) COMMITTEE AUTHORITY. In amplification of the Committee's powers and duties, but not by way of limitation, the Committee shall have full authority and power to:

          (i) Construe and interpret the provisions of the Plan and make rules and regulations for the administration of the Plan not inconsistent with the Plan;

          (ii) Decide all questions of eligibility for Plan participation and for the grant of Awards;

          (iii) Adopt forms of Agreements and other documents consistent with the Plan;

          (iv) Engage agents to perform legal, accounting and other such professional services as it may deem proper for administering the Plan; and

          (v) Take such other actions as may be reasonably required or appropriate to administer the Plan or to carry out the Committee activities contemplated by other sections of this Plan.

     d) INDEMNIFICATION. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the Board of Directors and the members of the Committee shall be indemnified by the Company against the reasonable expenses, including court costs and reasonable attorneys' fees, actually incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except where such indemnification is expressly prohibited by applicable law.

                           SECTION 15 -- EFFECTIVE DATE

     The Effective Date of this Plan shall be February 18, 1994 (the date the Plan was approved by the Board of Directors), subject to receipt of shareholder approval of the Plan within one year of that date. Any Awards made pursuant to this Plan prior to receipt of shareholder approval shall be effective only upon receipt of such shareholder approval. If such approval is not received within the one-year period specified above, all Awards made on or after February 18, 1994 pursuant to the terms of this Plan, as well as the Plan itself, shall be void and of no effect.

                     SECTION 16 -- AMENDMENT AND TERMINATION

     (a) THE PLAN.

          (i) AMENDMENT. The Board of Directors may amend the Plan from time to time in its sole discretion; provided, however, that no amendment, including but not limited to those set forth in 16(a)(i) (A) - (E) below shall be effective without the approval of the shareholders of the Company if such approval is either required by the laws of the State of Delaware, Section 422 of the Code, Rule 16b-3 under the Exchange Act or necessary under Section 162(m) of the Code to ensure that compensation expense related to the exercise of an Option or Right qualifies as "performance-based" compensation, including but not limited to the following thereunder:

               (A) Change the class of persons eligible to receive Awards or otherwise materially modify the requirements as to eligibility for participation in the Plan;

               (B) Increase the aggregate number of Shares with respect to which Awards may be made under the Plan;

               (C) Increase the number of Shares with respect to which Awards may be made to any one individual under the Plan;

               (D) Materially increase the benefits accruing to Participants under the Plan; or

               (E) Remove the administration of the Plan from the Committee or render any member of the Committee eligible to receive an Award under the Plan while serving thereon. Any purported amendment in violation of these restrictions shall be void and of no effect.

               Furthermore, no amendment shall impair the rights of any Participant under any Award theretofore made under the Plan, without the Participant's consent.

          (ii) TERMINATION. The Plan shall automatically terminate (A) on February 18, 2004 or (B) earlier of such other date as the Board of Directors may suspend or terminate the Plan at any time. Upon termination of the Plan, no additional Awards shall be granted under the Plan; provided, however, that the terms of the Plan shall continue in full force and effect with respect to outstanding and unexercised Options and Rights granted under the Plan and Shares issued under the Plan.

     (b) AWARDS. Subject to the terms and conditions and the limitations of the Plan, the Committee may in the exercise of its sole discretion modify, extend or renew the terms of outstanding Awards granted under the Plan; provided, however, that the Committee shall not have authority to accept the surrender of outstanding Awards and authorize the granting of new Awards in substitution therefor if the Exercise Price of the new Awards is less than the Exercise Price of the surrendered Awards. Without limiting the generality of the foregoing, the Committee may in its discretion at any time accelerate the time at which any Option or Right is exercisable, subject to compliance with the requirements of Rule 16b-3 (or successor provision) promulgated by the Securities and Exchange Commission. Notwithstanding the foregoing, however, no modification of an Award shall, without the consent of the Participant, impair any rights or obligations under any Awards theretofor granted under the Plan.

                           SECTION 17 -- MISCELLANEOUS

     (a) EMPLOYMENT. Neither the establishment of the Plan nor any amendments thereto nor the granting of any Award under the Plan shall be construed as in any way modifying or affecting or evidencing any intention or understanding with respect to the terms of the employment of any Participant with the Company or any of its Affiliates. No person shall have a right to be granted Awards or, having been selected as a Participant for one Award, to be so selected again.

     (b) MULTIPLE AWARDS. Subject to the terms and restrictions set forth in the Plan, a Participant may hold more than one Award.

     (c) WRITTEN NOTICE. As used herein, any notices required hereunder shall be in writing and shall be given on the forms, if any, provided or specified by the Committee. Written notice shall be effective upon actual receipt by the person to whom such notice is to be given; provided, however, that in the case of notices to Participants and their heirs, legatees and legal representatives, notice shall be effective upon delivery if delivered personally or three business days after mailing, registered first class postage prepaid, to the last known address of the person to whom notice is given. Written notice shall be given to the Committee and the Company at the following address or such other address as may be specified from time to time:

               Morrison Knudsen Corporation
               Morrison Knudsen Plaza
               P.O. Box 73
               Boise, Idaho 83729
               Attn: Secretary

     (d) APPLICABLE LAW; SEVERABILITY. The Plan shall be governed by and construed in all respects in accordance with the laws of the State of Delaware. If any provisions of the Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

     (e) RULE 16B-3 TRANSITION. The Plan is intended to comply with and be subject to Rule 16b-3 under the Exchange Act as in effect prior to May 1, 1991.

                                   APPENDIX

            Furnished in Accordance with Rule 304 of Regulation S-T



VISUAL DIFFERENCES BETWEEN THE PRINTED AND ELECTRONIC VERSIONS OF THE PROXY
STATEMENT:

In the printed version, the top line of the front cover page entitled "Notice of Annual Meeting of Stockholders - May 12, 1994" contains the Morrison Knudsen Corporation logo, the "Comparison of Five-Year Cumulative Total Return" on page 12 is provided in graph form, and the potential 1994 bonus payable to the CEO is provided in graph form.

PROXY                     MORRISON KNUDSEN CORPORATION

     The undersigned hereby constitutes and appoints William J. Agee, Stephen G. Hanks and Mark E. Howland, or any one of them, with power of substitution, as attorneys and proxies to appear and vote all of the shares of stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Morrison Knudsen Corporation (the "Company") to be held at the Four Seasons Hotel, 120 East Delaware Place, Chicago, Illinois, on Thursday, May 12, 1994, at 3:00 p.m., and at any and all adjournments thereof, to vote for the election of the nominees listed, or their respective substitutes, as directors; for the approval of the Morrison Knudsen Corporation Chief Executive Officer Incentive Plan; for the approval of the Morrison Knudsen Corporation Stock Compensation Plan; for the ratification of the selection of Deloitte & Touche as independent auditors; and on any other business properly brought before the meeting or any adjournments thereof, and as to such other matters the undersigned hereby confers discretionary authority, with all the powers which the undersigned would possess if personally present.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR EACH NOMINEE LISTED IN ITEM 1, FOR ITEMS 2, 3 AND 4 IF SUCH ITEMS ARE PRESENTED AT THE MEETING. IN THE EVENT ANY NAMED NOMINEE IS UNAVAILABLE FOR ELECTION, THE SHARES REPRESENTED BY THIS PROXY MAY BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY THE BOARD OF DIRECTORS.

                            (CONTINUED ON OTHER SIDE)

The shares represented by this proxy will be voted as directed by the stockholder. Where no direction is given when the duly executed proxy is returned, such shares will be voted FOR each nominee listed in item 1, FOR items 2, 3 and 4 if such items are presented at the meeting.


- - - - -----------------------------------------------------------------------------------------------------------------------------
- - - - -----------------------------------------------------------------------------------------------------------------------------
                                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.
- - - - -----------------------------------------------------------------------------------------------------------------------------
Item 1 - Election of directors duly nominated:              Item 2 - The approval of the Morrison Knudsen Corporation
William J. Agee, Zbigniew Brzezinski, Peter S. Lynch,       Chief Executive Officer Incentive Plan.
Gerard R. Roche
                                                                      FOR          AGAINST          ABSTAIN
                                   TO WITHHOLD
FOR all       WITHHOLD             AUTHORITY TO                       [ ]            [ ]              [ ]
nominees      AUTHORITY            VOTE FOR ANY
listed        for all nominees     INDIVIDUAL NOMINEE
above         listed above         STRIKE A LINE THROUGH
                                   THE NOMINEE'S NAME
  [ ]             [ ]              IN THE ABOVE LIST.
- - - - -----------------------------------------------------------------------------------------------------------------------------
Item 3 - The approval of the Morrison Knudsen Corporation   Item 4 - The ratification of the selection of Deloitte & Touche
Stock Compensation Plan.                                    as independent auditors of the company for the current fiscal year.

         FOR          AGAINST          ABSTAIN                        FOR          AGAINST          ABSTAIN

         [ ]            [ ]              [ ]                          [ ]            [ ]              [ ]
- - - - -----------------------------------------------------------------------------------------------------------------------------
                                                            Please sign your name exactly as it appears printed hereon.
                                                            Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should sign their full title as such.  Each joint tenant should sign.

                                                            Date      _____________________________________________________
                                                                      Receipt is acknowledged of the Proxy Statement for
                                                                      the meeting.

                                                                      _____________________________________________________
                                                                      (Signature of stockholder)

                                                                      _____________________________________________________
                                                                      (Signature if held jointly)
- - - - -----------------------------------------------------------------------------------------------------------------------------
- - - - -----------------------------------------------------------------------------------------------------------------------------

Whether or not you expect to attend the meeting, you are urged to execute and return this proxy, which may be revoked at any time prior to its use.